UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	Filed by a party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

DIGITAL REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
Fee paid previously with preliminary materials
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

DIGITAL REALTY

2019 Proxy Statement

Notice of 2019 Annual Meeting of Stockholders

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders, or the Annual Meeting, of Digital Realty Trust, Inc., a Maryland corporation, or the Company, to be held on Monday, May 13, 2019, at 9:30 a.m. CDT, at 1210 Integrity Drive, Richardson, TX 75081.

The purposes of this year’s Annual Meeting are to:

(i)	consider and vote upon the election of Laurence A. Chapman, Michael A. Coke, Kevin J. Kennedy, William G. LaPerch, Afshin Mohebbi, Mark R. Patterson, Mary Hogan Preusse, Dennis E. Singleton and A. William Stein as members of the Company’s Board of Directors, each to serve until the 2020 Annual Meeting of Stockholders and until a successor for each is duly elected and qualifies;

(ii)	consider and vote upon ratifying the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019;

(iii)	consider and vote upon a resolution to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as more fully described in the accompanying Proxy Statement (say-on-pay); and

(iv)	transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The accompanying Notice of 2019 Annual Meeting of Stockholders and Proxy Statement describe these matters. We urge you to read this information carefully.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. If you choose not to attend and vote at the Annual Meeting in person, you may authorize your proxy via the Internet, or if you are receiving a paper copy of the Proxy Statement, by telephone, by the internet, or by completing and mailing a proxy card. Authorizing your proxy over the Internet, by telephone or by mailing a proxy card will ensure that your shares are represented at the Annual Meeting. Please review the instructions contained in the Notice of Internet Availability of Proxy Materials regarding each of these options.

Sincerely, A. William Stein Chief Executive Officer April 1, 2019

Notice of 2019 Annual Meeting of Stockholders

TO THE STOCKHOLDERS OF DIGITAL REALTY TRUST, INC.

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders, or the Annual Meeting, of Digital Realty Trust, Inc., a Maryland corporation, or the Company, will be held at the date, time and location below:

Monday, May 13, 2019

9:30 am CDT

1210 Integrity Drive

Richardson, TX 75081

The Annual Meeting will be held for the following purposes:

1.	To elect Laurence A. Chapman, Michael A. Coke, Kevin J. Kennedy, William G. LaPerch, Afshin Mohebbi, Mark R. Patterson, Mary Hogan Preusse, Dennis E. Singleton and A. William Stein as members of the Company’s Board of Directors, or the Board, each to serve until the 2020 Annual Meeting of Stockholders and until a successor for each is duly elected and qualifies;

2.	To ratify KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019;

3.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as more fully described in the accompanying Proxy Statement (say-on-pay); and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR VOTE IS IMPORTANT. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU CHOOSE NOT TO ATTEND AND VOTE AT THE ANNUAL MEETING IN PERSON, YOU MAY AUTHORIZE YOUR PROXY.

How to authorize your proxy:

If you are viewing the Proxy Statement on the Internet, you may authorize your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials mailed to you and the instructions listed on the Internet site.
If you are receiving a paper copy of the Proxy Statement, you may authorize your proxy by completing and mailing the proxy card enclosed with the Proxy Statement, or you may authorize your proxy electronically via the Internet or by telephone by following the instructions on the proxy card.
If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials provided by that firm to determine whether and how you will be able to authorize your proxy by telephone or over the Internet.

Authorizing a proxy over the Internet, by telephone or by mailing a proxy card will ensure that your shares are represented at the Annual Meeting.

The Board has fixed the close of business on March 15, 2019 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement(s) or adjournment(s) thereof.

San Francisco, California

Dated: April 1, 2019

By Order of Our Board of Directors,

Joshua A. Mills

Secretary

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  5

Back to Contents

Proxy Summary

This summary highlights some of the topics discussed in this Proxy Statement. It does not cover all of the information you should consider before voting, and you are encouraged to read the entire Proxy Statement before casting your vote.

General Information

Meeting:	Annual Meeting of Stockholders	Stock Symbol:	DLR
Date:	Monday, May 13, 2019	Exchange:	New York Stock Exchange
Time:	9:30 a.m. CDT	Common Stock Outstanding:	208,171,427 shares as of March 15, 2019
Location:	1210 Integrity Drive	State of Incorporation:	Maryland
	Richardson, TX 75081	Public Company Since:	2004

Record Date:	March 15, 2019

Corporate Website: www.digitalrealty.com

Investor Relations Website: investor.digitalrealty.com

The information found on, or otherwise accessible through, our website is not incorporated by reference into, nor does it form a part of, this Proxy Statement.

Voting Items and Board Recommendations

			Page
Proposal 1	Election of Director Nominees	FOR each Director Nominee	19
Proposal 2	Ratification of KPMG as our Independent Accounting Firm for 2019	FOR	35
Proposal 3	Advisory Vote on Compensation of Named Executive Officers (Say-on-Pay)	FOR	70

Back to Contents

Directors

We believe our Board membership is both balanced and diverse in experience, qualifications, attributes, skills, professional background, areas of expertise and perspectives, as reflected in the summary tables below, and that the range of tenures of our directors (shown below) creates a synergy between institutional knowledge and new perspectives.

For more information about our Board, please see “Item 1. Election of Directors”.

				Committee Membership*
Name	Age	Years on Board	Independent	Audit	Compensation	Nominating and Corporate Governance
Laurence A. Chapman	69	14
Michael A. Coke	50	1
Kevin J. Kennedy	63	6
William G. LaPerch	63	6
Afshin Mohebbi	55	3
Mark R. Patterson	58	3
Mary Hogan Preusse	50	2
John T. Roberts, Jr.	55	1
Dennis E. Singleton	74	14
A. William Stein	65	4

= Chairperson
= Member
*	Committee membership as of the date of this Proxy Statement. Committee memberships will be modified immediately following the 2019 Annual Meeting. John T. Roberts, Jr., a current director, has elected not to stand for re-election as a director at the Annual Meeting. Mr. Roberts’ term on the Board and the Compensation Committee will expire at the Annual Meeting, and immediately following the expiration of such term the size of the Board will be reduced to nine members.

Board of Directors Experience
•	Capital markets	•	International	•	Risk oversight/management
•	Colocation and interconnection	•	Legal	•	Sales and marketing
•	Corporate governance	•	Mergers and acquisitions	•	Strategy
•	Executive leadership	•	Public company boards	•	Technology industries
•	Finance and accounting	•	Real estate and REITs	•	Telecommunications

For more information about the qualifications and experience of each of our directors, please see the “Directors Qualifications and Experience” table on page 32.

As a corporate governance best practice, our Nominating and Corporate Governance Committee annually considers the composition of our Board and standing Board committees to ensure an appropriate balance and a diversity of perspectives. In 2018, the Nominating and Corporate Governance Committee recommended, and the Board approved, changes to the composition of the Board committees to maintain balance and ensure fresh perspectives. See “Board of Directors and Corporate Governance—Committees of the Board” for additional details.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  7

Back to Contents

Governance Highlights

Strong Corporate Governance Practices

We are committed to maintaining strong corporate governance practices. Over the years, we have implemented corporate governance best practices and improvements as highlighted below.

Separate Independent Chairman and Chief Executive Officer
All of our directors stand for election each year
Majority voting standard for director elections
8 of 9 directors standing for re-election are independent
Executive sessions of Independent Directors
4 audit committee financial experts
Annual Board and Committee self-evaluations
Oversight of risk by the Board
Board orientation and continuing education program
Codes of conduct for directors, employees and vendors
Anti-hedging and anti-pledging policy
Executive and director stock ownership guidelines
No poison pill
Proxy access
Award-winning commitment to sustainability
Commitment to our communities

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  8

Back to Contents

2019 Governance Improvements

In 2019, we made the corporate governance improvements described in the “Proxy Access” and “Diversity” sections below.

Proxy Access

In February 2019 (the “2019 Bylaw Amendment”), our Board approved the Eighth Amended and Restated Bylaws (the “Amended Bylaws”) to implement proxy access and permit a stockholder, or group of up to 20 stockholders, owning at least 3% of the outstanding shares of the Company’s common stock for at least three years to nominate and include in the Company’s proxy materials for an annual meeting of stockholders, director candidates constituting up to 20% of the board of directors elected by the holders of the Company’s common stock, provided that the stockholder (or group) and each nominee satisfy the requirements specified in the Amended Bylaws.

Diversity

We remain committed to diversity. In February 2019, our Nominating and Corporate Governance Committee and the Board amended our Corporate Governance Guidelines to clarify that the Nominating and Corporate Governance Committee shall ensure that it includes, and request that any search firm that it engages include, candidates with diversity of race, ethnicity and gender in the pool from which the Nominating and Corporate Governance Committee selects director candidates.

Governance Timeline and Improvements

Stockholder Ability to Amend Bylaws

Prior to the 2019 Bylaw Amendment, in March 2018, our Board amended the bylaws to permit stockholders that meet certain ownership requirements to submit binding proposals to amend our bylaws (the “2018 Bylaw Amendment”). Prior to this change, as permitted under Maryland law and consistent with the bylaws of most other REITs formed in Maryland, our stockholders did not have the right to amend our bylaws. Our Board’s decision to adopt these changes to our Bylaws was the result of extensive discussions that took into consideration many factors, including feedback from investor outreach which we conducted prior to amending our Bylaws and the Company’s commitment to strong corporate governance practices.

Strategy and Our Board

We believe it is important to the success of our Company that our Board review the Company’s strategic framework and direction. On an annual basis, our Board meets with members of the senior management team to consider our current and future, and to review our previous, strategies to meet our corporate objectives designed to maximize long-term stockholder value.

Investor Outreach

We consider our relationship with our stockholders to be an important part of the Company’s success and we value the outlook and opinions of our investors. We regularly engage with our investors, which we believe is a strong corporate governance practice.

During 2018, we met with numerous investors around the world, including participation in over 15 investor conferences, non-deal roadshows, and investor group events.

For information about how to contact our Board, please see the section below entitled “Stockholder and Interested Party Communications with the Board”.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  9

Back to Contents

Environmental, Social and Governance Matters

We are committed to supporting the communities in which we operate. Our programs include:

•	Matching Gifts Program. We encourage our employees and directors to give back to the community by matching their contributions to eligible charitable organizations through our Matching Gifts Program. In 2018, the Company matched approximately $178,000 in employee and director donations.

•	Community Involvement. In 2018, we continued our commitment to our communities and to DO BETTER TOGETHER. From packing 10,000 meals to be shipped around the world to places hit by natural disasters or suffering from food scarcity, to collecting blankets and canned goods for disaster victims, to rebuilding and renewing local community gardens, we renewed our commitment to giving back. We also sponsored an event in Australia, raising vital funds for childhood genetic disease research. The Company also donated to relief funds for wildfires in Northern California.

•	Diversity. In February 2019, we amended our Corporate Governance Guidelines to clarify that our Nominating and Corporate Governance Committee will ensure that it includes, and request that any search firm that it engages include, candidates with diversity of race, ethnicity and gender in the pool from which director candidates are selected. Our Women’s Leadership Forum, dedicated to providing collaboration and mentorship, was also active in 2018, organizing various activities, including a donation drive for Dress for Success San Francisco.

•	Donate 8 Program. We encourage our employees to participate in volunteer activities through our Donate 8 Program, which grants paid time off each year for the purpose of volunteering for eligible organizations. In 2018, we expanded our Donate 8 Program after the Northern California wildfires, increasing the number of paid time off volunteer hours that employees could use to help with rescue and recovery efforts.

•	Supply Chain Management. We are committed to conducting our business in a legal, ethical and transparent manner. Accordingly, we expect that our suppliers will also adhere to these principles and comply with the requirements set forth in our supplier code of conduct. Our supplier code of conduct prohibits coercion, slavery and human trafficking as well as discrimination and harassment. We have also implemented policies and measures under the UK Modern Slavery Act 2015.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  10

Back to Contents

Sustainability Highlights

•	We seek to lead the global data center industry in sustainable environmental performance.

•	We remain committed in our efforts to build and operate data centers that minimize impact on the environment, and we manage our data centers so that they offer high levels of operational efficiencies for our customers.

•	We benchmark and certify certain data centers in accordance with the U.S. Environmental Protection Agency’s ENERGY STAR® program, LEEDTM, BREEAM, as well as other recognized third-party rating standards.

•	We have adopted green leasing practices which enable collaboration on energy and water savings opportunities, and we were recognized by the Institute for Market Transformation and the U.S. Department of Energy as a Green Lease Leader in 2018.

•	In 2018, we added three new LEED certified data centers (including two data centers from the acquisition of DuPont Fabros Technology, Inc., or the DFT merger) to our portfolio.

•	We have received ENERGY STAR for Data Centers certifications for 24 sites in the U.S. Additionally, a portion of our U.S. portfolio is enrolled in the U.S. Department of Energy’s Better Buildings Challenge for Data Centers.

•	We have also developed solutions to help our customers efficiently utilize energy and water, and to support their efforts to procure renewable energy.

•	Signed long-term renewable power purchase agreement to secure approximately 80 megawatts of solar power capacity on behalf of Facebook to support Facebook’s renewable energy goals at data center facilities leased from Digital Realty.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  11

Back to Contents

In recent years, we have sourced a significant amount of renewable energy across our global portfolio, including the following:

Texas
88 MW from wind farm
Offsetting 100% of the Company's U.S. colocation and interconnection energy usage

EMEA
Various renewable energy sources
Powering 85% of the Company's European portfolio footprint

Virginia
20 MW from solar power

Illinois
76 MW from wind farm

Providing 320,000 MWh of annual output and avoiding 240,000 metric tons of CO_2

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  12

Back to Contents

Compensation Highlights

Our executive compensation program is designed to attract, retain and motivate experienced and talented executives who can help the Company to maximize stockholder value. We believe that we maintain a competitive compensation program that incorporates strong governance practices.

The Company’s compensation best practices are highlighted below.

We pay for performance
We utilize multiple performance measures across various performance periods

We balance short-term and long-term incentives
Annual incentive bonus and long-term equity awards comprise a significant portion of our named executive officers’ overall compensation opportunity

We align compensation with stockholders’ interests
A substantial majority of our named executive officers’ compensation is tied to total stockholder return performance

We target outperformance
Target payouts for our performance-based equity awards aren’t achieved unless we outperform the REIT industry

We do not have tax gross-ups
We do not provide tax gross-ups on any severance, change-in-control or other payments

We do not allow uncapped payouts
We have a defined compensation program that does not allow for uncapped bonus payouts

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  13

Back to Contents

Performance Highlights

In the past few years, we have focused on growing our operations organically and through strategic acquisitions, as well as through improved leasing, asset management and marketing activities, improving our balance sheet, strategically accessing the capital markets and focusing on our organizational development. More recently, the Company has focused on its product strategy, investing in strategic initiatives to complement its existing portfolio in order to attract a wider base of customers, and organizational structuring to support these new strategies and initiatives as well as the continued growth of the Company. Accomplishments in the year ended December 31, 2018 included the following:

Sources: Bloomberg, SNL and Factset. All prices as of December 31, 2018.

(1)	Net income per share of $1.21 for calendar year 2018.

(2)	Enterprise value defined as market capitalization + debt + preferred stock + non-controlling interest + cash and cash equivalents. Assumes full exercise of forward equity offering with proceeds going to cash on balance sheet as of December 31, 2018.

(3)	For market capitalization purposes, fully diluted shares include shares, units, and any convertible securities. Assumes full exercise of forward equity offering.

(4)	U.S. REITs within the MSCI REIT Index as of December 31, 2018. Ranked by market capitalization on December 31, 2018.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  14

Back to Contents

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  15

Back to Contents

Proxy Statement

Information Concerning Voting and Solicitation

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors, or the Board, of Digital Realty Trust, Inc., a Maryland corporation, or the Company, of proxies to be exercised at the 2019 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Monday, May 13, 2019, at 9:30 a.m. CDT, or at any postponement(s) or adjournment(s) thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of 2019 Annual Meeting of Stockholders. Proxies are solicited to give all stockholders of record at the close of business on March 15, 2019, or the Record Date, an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held at 1210 Integrity Drive, Richardson, TX 75081.

Pursuant to the rules of the United States Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or a Notice, to our stockholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. All stockholders will have the ability to access proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this Proxy Statement available on the Internet on or about April 1, 2019 and to mail the Notice to all stockholders entitled to vote at the Annual Meeting on or about April 1, 2019. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials on or about April 1, 2019 or within three business days of such request.

Who Can Vote

You are entitled to vote if you were a stockholder of record of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), as of the Record Date. Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Quorum

A majority of the outstanding shares of Common Stock as of the Record Date represented in person or by proxy will constitute a quorum at the Annual Meeting. As of the Record Date, 208,171,427 shares of Common Stock were outstanding.

Voting of Shares

Stockholders of record as of the Record Date are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the Annual Meeting.

You may vote by attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

If you choose not to attend the Annual Meeting, you may vote by authorizing your proxy via the Internet, by telephone or by mailing a proxy card. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

YOUR VOTE IS IMPORTANT.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  16

Back to Contents

Proxy Card and Revocation of Proxy

If you sign a proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders in accordance with the recommendations of the Board of Directors.

In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any postponement(s) or adjournment(s) thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement.

If you vote your shares by authorizing a proxy, you may revoke your proxy authorization at any time before it is voted at the Annual Meeting. You may revoke your proxy by sending to the Company’s Secretary at the Company’s principal executive office at Four Embarcadero Center, Suite 3200, San Francisco, CA 94111, a written notice of revocation, or by delivering by mail, by telephone, via the Internet or in person a duly executed proxy bearing a later date, or by attending the Annual Meeting in person and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and chooses not to exercise or does not have discretionary authority to vote the shares on a particular matter because the matter is not routine under the New York Stock Exchange, or the NYSE, rules. The election of the Board’s nominees named herein and the proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers are not routine matters under the NYSE rules. The selection of KPMG LLP as our independent registered public accounting firm is a routine matter under the NYSE rules and a nominee holding shares for a beneficial owner will have discretionary authority to vote on this proposal absent instructions from the beneficial owner.

Votes Needed to Approve Each Matter

Matter		Board Recommendation	Votes Required for Approval at Which Quorum is Present	Abstentions	Broker “non-vote”
Proposal 1:	Election of Director Nominees	FOR	Affirmative vote of majority of votes cast for each director nominee	Not counted as votes cast	Not counted as votes cast
Proposal 2:	Ratification of KPMG as Our Independent Accounting Firm for 2019	FOR	Affirmative vote of majority of votes cast	Not counted as vote cast	Not counted as votes cast
Proposal 3:	Advisory Vote on Compensation of Named Executive Officers (Say-On-Pay)	FOR	Affirmative vote of majority of votes cast	Not counted as votes cast	Not counted as votes cast

Solicitation of Proxies

We will bear the entire cost of soliciting proxies. We may reimburse banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names for their expenses incurred in forwarding the solicitation materials to beneficial owners. Solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such services.

We have also retained Okapi Partners, an independent proxy solicitation firm, to assist in soliciting proxies on our behalf. We have agreed to pay Okapi Partners a fee of approximately $15,000, plus costs and expenses, for these services.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  17

Back to Contents

Attendance at the Annual Meeting

In order to attend the Annual Meeting, you will need proof of ownership of our Common Stock as of the Record Date. If you hold your shares in street name (such as through a bank, broker or other nominee), you should bring your statement showing your beneficial ownership of our Common Stock in order to be admitted to the Annual Meeting and you must obtain a proxy issued in your name from such bank, broker or other nominee if you wish to vote in person at the Annual Meeting.

NO PERSON IS AUTHORIZED ON BEHALF OF THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PROPOSALS OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION AND/OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS PROXY STATEMENT SHALL UNDER NO CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

The Company’s principal executive office is located at Four Embarcadero Center, Suite 3200, San Francisco, CA 94111, our telephone number is (415) 738-6500 and our website is www.digitalrealty.com.* References herein to the “Company” refer to Digital Realty Trust, Inc. and its subsidiaries, unless the context otherwise requires.

The date of this Proxy Statement is April 1, 2019.

*	Website addresses referred to in this Proxy Statement are not intended to function as hyperlinks, and the information contained on our website is not a part of this Proxy Statement.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  18

Back to Contents

ITEM 1. Election of Directors

Under the Company’s charter and Eighth Amended and Restated Bylaws, or the Bylaws, each member of the Board serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies or until his or her earlier death, resignation or removal. Vacancies on the Board may be filled only by individuals elected by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve for the remainder of the full term of the directorship and until such director’s successor is duly elected and qualifies, or until such director’s earlier death, resignation or removal.

Our Bylaws require that, in order to be elected in an uncontested election, a director receive a majority of votes cast by holders of the shares present in person or represented by proxy with respect to such director at a meeting at which a quorum is present. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes “against” that director. In a contested election (where a determination is made that the number of director nominees is expected to exceed the number of directors to be elected at a meeting), directors will be elected by a plurality of the votes cast, which means the nine nominees who receive the largest number of properly cast votes will be elected as directors.

Any director who fails to be elected by a majority vote shall tender his or her resignation to the Board, subject to acceptance. The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind its decision within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualifies. The director who tenders his or her resignation will not participate in the Board’s decision regarding whether to accept or reject such director’s resignation.

Each share of Common Stock is entitled to one vote for each of the nine director nominees. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them for the election of the nominees named below unless instructed otherwise. If any nominee should become unavailable for election prior to the Annual Meeting, an event which currently is not anticipated by the Board, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board.

John T. Roberts, Jr., a current director, has elected not to stand for re-election as a director at the Annual Meeting. Mr. Roberts’ term on the Board will expire at the Annual Meeting, and immediately following the expiration of such term the size of the Board will be reduced to nine members.

Laurence A. Chapman, Michael A. Coke, Kevin J. Kennedy, William G. LaPerch, Afshin Mohebbi, Mark R. Patterson, Mary Hogan Preusse, Dennis E. Singleton and A. William Stein are all of our nominees for election to the Board. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected, and management has no reason to believe that any nominee will be unable to serve. The information below relating to each nominee for election as director has been furnished to the Company by each such individual.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to elect each of the director nominees standing for election.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  19

Back to Contents

Nominees for Election for a One-Year Term Expiring at the 2020 Annual Meeting

The following section sets forth the names, ages and biographical summaries as of March 15, 2019 of the individuals who are our nominees for election as directors of the Company, all of whom are current directors of the Company.

Election of Directors

Laurence A. Chapman
Age: 69 Director Since: 2004 Chairman since: 2017 Vice Chairman: July 2016 to May 2017 Committees: Nominating and Corporate Governance	Skills and Expertise • Finance and accounting • Real estate • Capital markets • Strategy	Education: • BCom - McGill University • MBA - Harvard Business School

Qualifications

Our Board selected Mr. Chapman to serve as a director because it believes he possesses valuable financial and accounting expertise, including experience at companies with extensive real estate interests and his extensive experience in his prior positions as Chief Financial Officer.

Professional Experience

•	Senior Vice President and Chief Financial Officer of Goodrich Corp., an aerospace company, from 1999 until his retirement in 2000.
•	Senior Vice President and Chief Financial Officer of Rohr, Inc., an aerospace company.
•	Chief Financial Officer of Westinghouse Credit Corp. and Westinghouse Financial Services.
•	In his various leadership roles, Mr. Chapman has been responsible for accounting, treasury, tax, insurance, investor relations, financial planning and information technology functions as well as supervising various corporate finance, project finance and other financial departments.
•	Fellow of the Institute of Canadian Bankers.

Other Current Public Company Boards

•	None.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  20

Back to Contents

A. William Stein
Age: 65 Director Since: 2014 Committees: None	Skills and Expertise • REIT and real estate • Technology industry • Finance and capital markets • Strategy	Education: • AB - Princeton University • JD - University of Pittsburgh • MS - Carnegie Mellon University

Qualifications

A. William Stein has served as our Chief Executive Officer and as a director since November 2014. Mr. Stein has over 30 years of investment, financial and operating management experience in both large company environments and small, rapidly growing companies. Prior to joining the Company, Mr. Stein provided turnaround management advice to both public and private companies. Mr. Stein also practiced law for eight years, specializing in financial transactions and litigation.

Professional Experience

•	Interim Chief Executive Officer of the Company from March 2014 to November 2014.
•	Chief Financial Officer of the Company from July 2004 until April 2015.
•	Chief Investment Officer of the Company from July 2004 until April 2014.
•	Co-Head of VentureBank@PNC and Media and Communications Finance at The PNC Financial Services Group.
•	President and Chief Operating Officer of TriNet Corporate Realty Trust, a real estate investment trust, that was acquired by Starwood Financial Trust (now called iStar Financial).
•	Executive Board of the National Association of Real Estate Investment Trusts (Nareit) since November 2015.
•	Current Second Vice-Chair of Nareit.
•	Member of the Pennsylvania Bar Association and The Florida Bar.

Other Current Public Company Boards

•	Member of board of directors of Host Hotels and Resorts, Inc. (NYSE) since July 2017. Current member of audit committee and compensation committee of Host Hotels and Resorts. Inc.

Michael A. Coke
Age: 50 Director Since: 2017 Committees: Audit	Skills and Expertise • Finance and accounting • Real estate • Capital markets • Strategy	Education: • BA - California State University at Hayward

Qualifications

Mr. Coke was selected to serve as a director pursuant to the terms of the DFT merger agreement. Our Board believes he possesses valuable financial and accounting expertise, including experience at companies with extensive real estate interests and his extensive experience in his prior positions as Chief Financial Officer and Chief Accounting Officer.

Professional Experience

•	Co-founded Terreno Realty Corporation, a REIT, and has served as its president and as a director since February 2010. Mr. Coke also served as its Chief Financial Officer from February 2010 until May 2013.
•	Co-founded and served as the Managing Partner of Terreno Capital Partners LLC, a real estate investment management firm and the predecessor to Terreno Realty Corporation.
•	Chief Financial Officer and Executive Vice President of AMB Property Corporation, a global developer and owner of industrial real estate focused on major hub and gateway distribution markets throughout North America, Europe and Asia, from January 1999 until May 2007. Also served as AMB’s Chief Accounting Officer from 1998 to 2006.
•	President and Chief Executive Officer of IAT Aviation Facilities Inc., a listed Canadian Income Trust.
•	Auditor with Arthur Andersen LLP from July 1990 to August 1997. Mr. Coke is an inactive certified public accountant.

Other Current Public Company Boards

•	Member of board of directors of Terreno Realty Corporation (NYSE).

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  21

Back to Contents

Kevin J. Kennedy
Age: 63 Director Since: 2013 Committees: Compensation, Nominating and Corporate Governance	Skills and Expertise • Communications • Technology • Executive leadership • Risk management	Education: • BS - Lehigh University • MS, MPhil and PhD - Rutgers University

Qualifications

Our Board selected Mr. Kennedy to serve as a director because it believes he possesses valuable expertise in the communications and technology industries, including extensive experience working with and leading public companies in these industries, as well as experience on the boards of directors of public companies.

Professional Experience

•	Senior Managing Director at Blue Ridge Partners, a management consulting firm, since July 2018.
•	Prior to Blue Ridge Partners, Mr. Kennedy served as a consultant from October 2017 to July 2018.
•	President, Chief Executive Officer and a member of the board of directors of Avaya Inc., a global provider of real-time business collaboration and communications solutions, from December 2008 to October 2017. In January 2017, Avaya Inc. filed a Chapter 11 restructuring plan with the U.S. Bankruptcy Court for the Southern District of New York.
•	Chief Executive Officer of JDS Uniphase Corporation, a provider of optical communications products.
•	Member of the board of directors of the Canary Foundation, a non-profit organization.
•	Presidential Advisory Member of the National Security Telecommunications Advisory Committee.

Other Current Public Company Boards

•	Member of board of directors and chairman of the compensation committee for KLA-Tencor Corporation (NASDAQ).

William G. LaPerch
Age: 63 Director Since: 2013 Committees: Nominating and Corporate Governance (Chair)	Skills and Expertise • Colocation/interconnection • Communications • 2017 NACD Board Leadership Fellow • Recipient of CERT Certificate in Cybersecurity Oversight	Education: • BS - US Military Academy at West Point • MBA - Columbia University

Qualifications

Our Board selected Mr. LaPerch to serve as a director because it believes he possesses valuable expertise in the bandwidth, colocation, interconnection and communications industries, including extensive experience working with and leading public companies in these industries.

Professional Experience

•	Executive Chairman at Hylan Datacom, a construction services company in the communications infrastructure space, since July 2016.
•	Provided services to various private equity firms in the network, data center and cloud segments as a consultant with LaPerch Consulting.
•	Chief Executive Officer, President and a member of the board of directors at AboveNet, Inc., a provider of bandwidth infrastructure services.
•	President, Network Services and also President, Enterprise Services of Metromedia Fiber Network, a provider of metro fiber services.
•	Vice President, Network Services at MCI Worldcom, Inc., a global communications company.

Other Current Public Company Boards

•	Member of the board of directors and chairman of the compensation committee of Windstream Holdings, Inc., the parent company of Windstream Corporation, a provider of advanced network communications and technology solutions (NASDAQ Global Select Market). In February 2019, Windstream filed a Chapter 11 restructuring plan with the U.S. Bankruptcy Court for the Southern District of New York.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  22

Back to Contents

Afshin Mohebbi
Age: 55 Director Since: 2016 Committees: Audit (Chair)	Skills and Expertise • Finance • Telecommunications • Technology • International	Education: • BS - UC Irvine • MBA - UC Irvine

Qualifications

Our Board selected Mr. Mohebbi to serve as director because it believes he possesses valuable financial and industry experience in the telecommunications industry, including extensive experience working with and leading companies in the telecommunications industry.

Professional Experience

•	Senior advisor to TPG Capital, focusing on technology and telecom investments globally.
•	Investor in and advisor to a number of start-up technology firms through his own investment business.
•	President and Chief Operating Officer of Qwest Communications International Inc., where he oversaw core operations, including the global network and market-facing units, as well as the yellow pages, data center, hosting and wireless divisions.
•	Senior level executive positions at British Telecom Plc., SBC Communications and Pacific Bell.

Other Current Public Company Boards

•	Member of the board of directors and a member of the audit committee and nominating and corporate governance committee for Dish Networks, a direct broadcast satellite provider service (NASDAQ).

Mark R. Patterson
Age: 58 Director Since: 2016 Committees: Audit, Compensation	Skills and Expertise • Finance • Real estate • REIT • International	Education: • BBA - College of William and Mary • MBA - University of Virginia

Qualifications

Our Board selected Mr. Patterson to serve as a director because it believes he possesses valuable financial and real estate industry expertise, including extensive experience working with public companies in the real estate industry, as well as experience on the boards of directors of public companies.

Professional Experience

•	President of MP Realty Advisors, LLC, and real estate consultant and financial advisor.
•	Chief Executive Officer of Boomerang Systems, Inc. from August 2010 until January 2015. In August 2015, Boomerang Systems, Inc. filed a Chapter 11 restructuring plan with the U.S. Bankruptcy Court for the District of Delaware.
•	Managing Director and the Head of Real Estate Global Principal Investments at Merrill Lynch, where he oversaw the real estate principal investing activities of the firm.
•	Global Head of Real Estate Investment Banking of Merrill Lynch and also the Co-Head of Global Commercial Real Estate which encompassed real estate investment banking, principal investing and mortgage debt.
•	Throughout his career, Mr. Patterson has been involved in a variety of financing and investing activities spanning virtually all types of real estate in most major global property markets. He is also a Certified Public Accountant.

Other Current Public Company Boards

•	Member of the board of directors and a member of the compensation committee for UDR, Inc. (NYSE) since 2014.
•	Chair of the board of directors, chair of the nominating and corporate governance committee and member of the investment committee for Americold Realty Trust (NYSE) since March 2019. Mr. Patterson first joined the board of directors for Americold Realty Trust in January 2018.
•	Member of board of directors of Paramount Group, Inc. (NYSE) since May 2018.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  23

Back to Contents

Mary Hogan Preusse
Age: 50 Director Since: 2017 Committees: Audit, Nominating and Corporate Governance	Skills and Expertise • Finance • REIT and real estate • Corporate governance • Strategy	Education: • BS - Bowdoin College

Qualifications

Our Board selected Ms. Hogan Preusse to serve as a director because it believes she possesses valuable financial and real estate industry expertise, including extensive experience working with public companies in the REIT industry, as well as experience on the boards of directors of public companies.

Professional Experience

•	Managing Director and co-head of Americas Real Estate for APG Asset Management U.S. responsible for managing all of the firm’s public real estate investments in North and South America from 2008 to May 2017.
•	Served on the Executive Board of APG Asset Management U.S. and has been an active participant in the REIT industry for over 25 years, including nearly 17 years at APG.
•	Deeply involved in discussion of governance matters and regularly presented to and interacted with corporate boards while at APG.
•	Began career at Merrill Lynch as an investment banking analyst and has experience as a sell-side analyst covering the REIT sector.
•	Member of the Real Estate Advisory Board for the Carey Business School at Johns Hopkins University.

Other Current Public Company Boards

•	Member of the board of directors, audit, executive compensation, and nominating and corporate governance committees for Kimco Realty (NYSE) since February 2017.
•	Member of the board of directors, executive compensation and nominating and governance committees of VEREIT (NYSE) since February 2017.
•	Member of the board of directors and nominating and corporate governance committee for Host Hotels and Resorts, Inc. (NYSE) since June 2017.

Dennis E. Singleton
Age: 74 Director Since: 2004 Committees: Compensation (Chair)	Skills and Expertise • Finance • Real estate • Executive leadership • Strategy	Education: • BS - Lehigh University • MBA - Harvard Business School

Qualifications

Our Board selected Mr. Singleton to serve as a director because it believes he possesses valuable financial and real estate industry expertise, including extensive experience with the acquisition, financing and operation of commercial property.

Professional Experience

•	Director of the Company since 2004 and was our Chairman of the Board from 2012 to 2017.
•	Founding partner of Spieker Partners, the predecessor of Spieker Properties, Inc., one of the largest owners and operators of commercial property on the west coast prior to its $7.2 billion acquisition by Equity Office Properties Trust in 2001.
•	Served as Chief Financial Officer and Director of Spieker Properties, Inc. and served as Chief Investment Officer and Director, and later as Vice Chairman and Director until his retirement.
•	Involved in identifying and analyzing strategic portfolio acquisitions and operating opportunities and oversaw the acquisitions and development of more than 20 million square feet of commercial property.

Other Current Public Company Boards

•	None.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  24

Back to Contents

Executive Officers

The following section sets forth the names, ages, positions and biographical summaries as of March 15, 2019 of our current executive officers (the “executive officers”).

A. William Stein, Chief Executive Officer (principal executive officer)
Age: 65 Officer Since: 2004	Responsibilities: • Providing the day-to-day leadership and setting the strategic direction for the Company	Education: • AB - Princeton University • JD - University of Pittsburgh • MS - Carnegie Mellon University

A. William Stein has served as Chief Executive Officer of the Company since November 2014. Mr. Stein’s biographical information is set forth under “Election of Directors” above.

Andrew P. Power, Chief Financial Officer (principal financial officer)
Age: 39 Officer Since: 2015

Responsibilities:

•   Leading financial functions, including financial reporting, capital markets, tax, investor relations, financial planning and analysis, asset management, global sales and marketing, international operations and information technology

Education: • BS - Wake Forest University

•	Prior to joining the Company, Mr. Power held positions of increasing responsibility at Bank of America Merrill Lynch from 2011 to April 2015, where he most recently served as Managing Director of Real Estate, Gaming and Lodging Investment Banking, and was responsible for relationships with over 40 public and private companies, including the Company.
•	From 2004 to 2011, Mr. Power held similar positions at Citigroup Global Markets, Inc.
•	During his career, Mr. Power has managed the execution of public and private capital raises in excess of $30 billion, including the then-largest REIT IPO, and more than $19 billion of merger and acquisitions transactions.
•	Mr. Power has served as a member of the board of directors and a member of the audit and compensation committees of Americold Realty Trust (NYSE) since January 2018.
•	Mr. Power is a member of the National Association of Real Estate Investment Trusts (Nareit) Best Financial Practices Council and Multinational U.S. REIT Council.

Corey Dyer, Executive Vice President, Global Sales and Marketing
Age: 49 Officer Since: 2019	Responsibilities: • Leading sales and leasing efforts as well as marketing activities globally	Education: • BA - Wake Forest University

•	Prior to joining the Company, Mr. Dyer served as Senior Vice President, Sales, Americas at Equinix, Inc., an interconnection and data center company, where he had responsibility for sales across the Americas region from June 2016 to December 2018. From November 2014 to June 2016, Mr. Dyer served as Regional Vice President, Sales at Equinix.
•	Before joining Equinix, Mr. Dyer worked at Hewlett-Packard from 2012 to 2014, where he served as Vice President, Storage Sales, Canada and led the firm's Canadian storage business.
•	Previously, he held various sales and sales leadership positions at Dell, primarily in the server, software and peripheral businesses. Mr. Dyer has over 25 years of experience as a sales leader with a track record of building and driving sales and marketing operations at leading technology companies.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  25

Back to Contents

Joshua A. Mills, Executive Vice President, General Counsel and Secretary
Age: 47 Officer Since: 2005	Responsibilities: • Leading the legal, sustainability, risk management and governance, risk and compliance functions	Education: • BA - University of Washington • JD - University of California, Hastings
•	Prior to joining the Company, Mr. Mills was a corporate attorney with Latham & Watkins LLP where his practice included mergers and acquisitions, corporate finance and venture capital financing transactions as well as general company representation.
•	Prior to joining Latham & Watkins, Mr. Mills served as Associate General Counsel for McAfee.com Corporation and as an associate with Shearman & Sterling, LLP.
•	Mr. Mills is responsible for our sustainability and risk management functions.
•	Leads our governance, risk and compliance program.

Erich J. Sanchack, Executive Vice President, Operations
Age: 49 Officer Since: 2018	Responsibilities: • Leading global portfolio operations, global construction, colocation and interconnection service implementation, supply chain operations, cybersecurity and government affairs	Education: • BS - Pennsylvania State University
•	Prior to joining the Company, Mr. Sanchack held positions at CenturyLink, a telecommunications company, serving as Senior Vice President, IT Solutions and New Market Development from November 2017 to January 2018 and as Senior Vice President and General Manager, Federal from November 2016 to November 2017.
•	Prior to joining CenturyLink, Mr. Sanchack served in roles of increasing responsibility at Lockheed Martin, an aerospace and defense company, from 2004 to October 2016, most recently serving as Vice President, Competitive Enhancements.
•	Mr. Sanchack is also a former Captain in the United States Marine Corps, where he served in Finance and Operations and completed multiple overseas deployments.
•	Mr. Sanchack also serves on various non-profit boards and executive committees, including the Northern Virginia Technology Council, Armed Forces Electronic Communications International and American Heart Association Greater Washington Region.

Edward F. Sham, Chief Accounting Officer (principal accounting officer)
Age: 59 Officer Since: 2005	Responsibilities: • Leading accounting activities	Education: • BS - San Francisco State University

•	With more than 25 years’ experience in accounting and real estate, Mr. Sham previously held positions as Vice President & Controller of Catellus Development Corporation (now part of Prologis), Controller of Bay Apartment REIT (now Avalon Bay), and Portfolio Controller of O’Connor Realty Advisors.
•	Mr. Sham was a certified public accountant with Ernst & Young LLP in their real estate group for seven years.
•	Member of the AICPA and California CPA society.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  26

Back to Contents

Christopher Sharp, Chief Technology Officer
Age: 44 Officer Since: 2015	Responsibilities: • Leading global design and engineering, technology development and innovation, sales engineering and business development	Education: • University of Texas
•	Prior to joining the Company, from March 2009 to July 2015, Mr. Sharp held roles of increasing responsibility at Equinix, Inc., an interconnection and data center company, where he was responsible for cloud innovation and led the development of innovative cloud services solutions and new capabilities enabling next-generation, high-performance exchange and interconnection solutions, facilitating broad commercial adoption of cloud computing on a global basis.
•	Mr. Sharp has over 20 years of experience in the technology industry, with an extensive background in developing technology strategies in global markets and he has a deep knowledge of the data center sector.
•	Prior to Equinix, Mr. Sharp held leadership positions at Qwest Communications, MCI/Verizon Business and Reliance Globalcom.

Gregory S. Wright, Chief Investment Officer
Age: 54 Officer Since: 2019	Responsibilities: • Leading global M&A, including investment decisions	Education: • BS - University of Maryland • MBA – University of Michigan

•	Prior to joining the Company, from 2005 to December 2018, Mr. Wright was Co-Head of Americas Real Estate and Managing Director of the Real Estate, Gaming & Lodging Group at Bank of America Merrill Lynch, where he provided strategic and financial advice to clients across a broad spectrum of real estate, infrastructure and related sectors, including the Company.
•	Prior to Bank of America Merrill Lynch, Mr. Wright served as a Managing Director in the Real Estate & Lodging Group at Citigroup where he was responsible for originating and executing strategic advisory assignments and general client coverage.
•	Prior to Citigroup, Mr. Wright also worked at Trammell Crow Company in Washington, D.C. where he was a member of the finance team responsible for acquisitions, dispositions and joint ventures, as well as construction and permanent financings across multiple product types.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  27

Back to Contents

Board Governance Documents

The Board maintains charters for each of its committees. In addition, the Board has adopted a written set of Corporate Governance Guidelines, as well as a Code of Business Conduct and Ethics that applies to the Company’s employees, officers and directors, including our principal executive officer and principal financial officer. To view the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, Corporate Governance Guidelines and Code of Business Conduct and Ethics, please visit our website at www.digitalrealty.com. Each of these documents is also available, free of charge, in print to any stockholder who sends a written request to Joshua A. Mills, Secretary, Digital Realty Trust, Inc., Four Embarcadero Center, Suite 3200, San Francisco, CA 94111.

Independent Directors

NYSE listing standards require NYSE-listed companies to have a majority of independent board members and an audit committee, compensation committee and nominating and corporate governance committee, each comprised solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as “independent” unless the board of directors of such company affirmatively determines that the director has no material relationship with such company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such company). The NYSE rules also include certain categorical standards for evaluating director independence.

The Board, by resolution, has affirmatively determined that, based on the standards set forth in the NYSE rules and our corporate governance documents, all non-employee nominees for election to the Board at the Annual Meeting are independent (the “Independent Directors”). In making this determination, the Board considered the relationships and transactions described under the caption “Certain Relationships and Related Party Transactions” beginning on page 72.

Board Meetings

The Board held eleven meetings and the Independent Directors met in executive session 6 times during 2018. The Chairman of the Board serves as the presiding director of the executive sessions of the Independent Directors. During 2018, Mr. Chapman served as the Chairman of the Board. The number of meetings held during 2018 for each Board committee is set forth below under the heading “Board Committees.” During the year ended December 31, 2018, each of the directors attended at least 75% of the total number of meetings of the Board and of the committees on which he or she served. All of the then-current directors attended the 2018 Annual Meeting, and the Board expects all current directors standing for re-election to the Board to attend the 2019 Annual Meeting barring unforeseen circumstances or irresolvable conflicts.

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board and executive sessions of the Independent Directors. This separation of the roles of Chairman and Chief Executive Officer allows for greater oversight of the Company by the Board. The Board has determined that our Board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company, and the skills and experience of Mr. Chapman and Mr. Stein.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  28

Back to Contents

Director Continuing Education

We encourage our directors, and reimburse them for reasonable costs, to attend external director education programs that assist them in discharging their duties. Periodically, we provide to the Board information relevant to the Company’s business and its competitors as well as corporate governance and regulatory issues. We also provide to the Board on a periodic basis presentations by subject matter experts on legal requirements, industry trends and other pertinent matters. Board members are also provided with the opportunity to attend industry conferences and other events, such as tours of our data centers.

Board Committees

The Board has established three standing committees to assist it in carrying out its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board has adopted a written charter for each committee, each of which is available on our website at www.digitalrealty.com and in print to any stockholder who requests it by writing to our Secretary, as provided for in “— Board Governance Documents.” Each committee consists entirely of independent directors in accordance with NYSE rules and with the independence requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Audit Committee

Members*	Committee Functions
Afshin Mohebbi (Chair)** Michael A. Coke** Mark R. Patterson** Mary Hogan Preusse** Number of Meetings in 2018 10

•  Assist the Board with its oversight responsibilities regarding:

–
the integrity of the Company’s financial statements;
–
the Company’s compliance with legal and regulatory requirements;
–
the qualifications, engagement, compensation, and independence of the registered public accounting firm that audits the Company’s financial statements (the “independent auditor”); and
–
the performance of the Company’s internal audit function and independent auditor.

•  Prepare the disclosure required by federal securities laws, including Item 407(d)(3)(i) of Regulation S-K, to be included in the Company’s annual proxy statement.

•  Responsible for the appointment, compensation, retention, termination, evaluation and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

•  Review, at least annually, the independence, performance, qualifications and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel.

•  Oversee the annual audit, quarterly review, and internal audit.

*	Members as of the date of this Proxy Statement. Mr. Chapman also served on the Audit Committee during 2018.
**	The Board has determined that each of Messrs. Mohebbi, Coke and Patterson and Ms. Hogan Preusse is an “audit committee financial expert” as defined by the SEC.

Before the Company’s independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee is required to pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. The Audit Committee delegated the authority to grant pre-approvals to Mr. Mohebbi, the Chair of the Audit Committee.

Further information regarding the specific functions performed by the Audit Committee is set forth below in “Item 2. Ratification of Selection of Independent Registered Public Accounting Firm — Audit Committee Report.”

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  29

Back to Contents

Compensation Committee

Members*	Committee Functions
Dennis E. Singleton (Chair) Kevin J. Kennedy Mark R. Patterson John T. Roberts, Jr.* Number of Meetings in 2018 7
•
Discharge or assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s executives, including by designing (in consultation with the Company’s management), approving, recommending to the Board for approval, implementing, administering, managing and evaluating the compensation plans, policies and programs of the Company.
•
Review, at least annually, the performance and compensation of our executive officers and approve the compensation of our named executive officers.
•
Review and approve, at least annually, the corporate goals and objectives relating to the compensation of our Chief Executive Officer and evaluate his performance relative to these goals.
•
Administer the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan, as amended (the “2014 Plan”).
•
Prepare the disclosure required by federal securities laws to be included in the Company’s annual proxy statement.

*	Members as of the date of this Proxy Statement. Mr. Roberts has elected not to stand for re-election as a director at the Annual Meeting. Mr. Roberts’ term on the Board and the Compensation Committee will expire at the Annual Meeting, and immediately following the expiration of such term the size of the Board will be reduced to nine members.

The Board, by resolution, affirmatively determined that none of the members of our Compensation Committee had any relationship to the Company which was material to that director’s ability to be independent from management in connection with the duties of a compensation committee member.

In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, except for:

•	the review and approval of the corporate goals and objectives relating to the compensation of our Chief Executive Officer and the evaluation of his performance relative to these goals;

•	the review and approval of compensation for our Chief Executive Officer, Chief Financial Officer and all other named executive officers;

•	the recommendations to the Board with respect to non-CEO compensation, incentive compensation plans and equity-based plans and the review and approval of all executive officers’ employment agreements and severance arrangements;

•	the preparation and approval of our annual compensation report; and

•	any matters that involve executive compensation or any matters where the Compensation Committee has determined such compensation is intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, by virtue of being approved by a committee of “outside directors”.

To aid the Compensation Committee in making its determinations, management provides recommendations annually to the Compensation Committee regarding the compensation of all named executive officers. Each named executive officer participates in an annual performance review either with the Compensation Committee, with input from the Board, in the case of our Chief Executive Officer, or with our Chief Executive Officer, in the case of all other named executive officers, to obtain input about their contributions to our success for the period being assessed. The performance of our named executive officers is also reviewed annually by the Compensation Committee.

For 2018, the Compensation Committee retained the services of FPL Associates L.P. (“FPL”) to serve as the Compensation Committee’s independent compensation consultant until November 2018. In November 2018, the Compensation Committee selected Semler Brossy Consulting Group, LLC (“Semler Brossy”) to serve as the Compensation Committee’s independent compensation consultant going forward. Each of FPL and Semler Brossy was engaged to assist the Compensation Committee with a variety of tasks, which included among other things, conducting and presenting the annual review of the total compensation packages for our executive officers, including base salary, cash bonuses, long-term incentives and total direct compensation; reviewing market data on compensation; reviewing and assessing the long-term incentives currently provided to executives and future awards; aligning and testing performance-related pay; reviewing non-employee directors’ compensation; reviewing the Company’s peer group; and understanding market trends. The Compensation Committee assessed the independence of FPL and Semler Brossy pursuant to the rules prescribed by the SEC and the NYSE and concluded that no conflict of interest existed in 2018 that would have prevented FPL or Semler Brossy from serving as an independent consultant to the Compensation Committee.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  30

Back to Contents

Nominating and Corporate Governance Committee

Members*	Committee Functions
William G. LaPerch (Chair) Laurence A. Chapman Kevin J. Kennedy Mary Hogan Preusse Number of Meetings in 2018 4

•  Identify qualified candidates to become Board members.

•  Select nominees for election as directors.

•  Select candidates to fill any vacancies on the Board.

•  Develop and recommend to the Board a set of corporate governance guidelines and principles applicable to the Company.

•  Oversee the evaluation of the Board and management.

*	Members as of the date of this Proxy Statement. Mr. Zerbst, who elected not to stand for re-election as a director at the 2018 Annual Meeting, also served on the Nominating and Corporate Governance Committee during 2018.

Further information regarding the Nominating and Corporate Governance Committee is set forth below in “— Qualifications of Director Nominees,” “— Nominating and Corporate Governance Committee’s Process for Considering Director Nominees” and “— Manner by which Stockholders May Recommend Director Nominees.”

Qualifications of Director Nominees

The Nominating and Corporate Governance Committee has not set forth minimum qualifications for Board nominees. Pursuant to its charter, in identifying candidates to recommend for election to the Board, the Nominating and Corporate Governance Committee considers the following criteria:

(i)	personal and professional integrity, ethics and values;

(ii)	experience in corporate governance including as an officer, board member or senior executive or as a former officer, board member or senior executive of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

(iii)	experience as a board member of another publicly held company;

(iv)	academic, executive and/or operational expertise in an area of the Company’s industry or operations;

(v)	practical and mature business judgment, including ability to make independent analytical inquiries; and

(vi)	ability to work as part of a team.

For more information about the qualifications and experience of each of our directors, please see the “Directors Qualifications and Experience” table on the following page.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  31

Back to Contents

Director Qualifications and Experience

The Nominating and Corporate Governance Committee believes that a complementary balance of knowledge, experience and capability will best serve the Company and its stockholders. The table below summarizes the types of experience, qualifications, attributes and skills the Board believes to be desirable because of their particular relevance to the Company’s business and structure. While all of these factors were considered by the Board with respect to each director, the following table does not encompass all the experience, qualifications, attributes or skills of our directors.

Skill/Qualification
Accounting/Financial Literacy: Experience in financial accounting and reporting as it applies to REITs, corporate finance, and internal controls.
Corporate Governance: Experience supporting the goals of strong board and management accountability, transparency, effectiveness, and stockholder interests.
Diversity: Diversity of race, ethnicity or gender.
Executive Leadership: Experience in a leadership role as CEO or other senior executive at a public company.
Financial/Capital Markets: Experience working in an industry involving raising capital, large-scale capital outlays and long-term investments.
International Experience: Experience in international operations, including exposure to a range of cultural, regulatory and business environments.
Legal: Professional experience in the law.
Real Estate Investment: Experience in the real estate industry, including experience with acquisition, financing and operation of commercial property.
Risk Management: Experience in oversight of the types of risks facing the Company.
Sales/Marketing: Experience in marketing and brand building, and managing a sales team.
Strategy: Experience developing and implementing a successful strategy, including appropriately probing and challenging management on the delivery of agreed strategic planning objectives.
Technology Experience: Experience with data center, cloud computing, data communications, hosting and colocation industries.

While the Nominating and Governance Committee does not have a formal policy regarding diversity, the Company’s Corporate Governance Guidelines state that each individual nominee is evaluated in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. The Committee considers diversity of the Board in identifying director nominees, including diversity in experience, professional background, areas of expertise and industries. The Nominating and Corporate Governance Committee will ensure that it includes, and request that any search firm that it engages include, candidates with diversity of race, ethnicity and gender in the pool from which director candidates are selected.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  32

Back to Contents

Nominating and Corporate Governance Committee’s Process for Considering Director Nominees

The Nominating and Corporate Governance Committee periodically reviews the performance of each current director and considers the results of such evaluation when determining whether to recommend the nomination of such director for an additional term. In the process of reviewing candidates, the Nominating and Corporate Governance Committee will ensure that it includes, and request that any search firm that it engages include, candidates with diversity of race, ethnicity and gender in the pool from which director candidates are selected. At an appropriate time prior to each annual meeting at which directors are to be elected or re-elected, the Nominating and Corporate Governance Committee recommends to the Board for nomination by the Board such candidates as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Nominating and Corporate Governance Committee may recommend to the Board for election by the Board to fill such vacancy, such prospective member of the Board as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Nominating and Corporate Governance Committee will consider the factors listed above in “— Qualifications of Director Nominees.”

The foregoing notwithstanding, if the Company is legally required by contract or otherwise to permit a third party to designate one or more of the director nominees to be elected (for example, pursuant to rights contained in the Articles Supplementary of each class of our outstanding preferred stock, voting together, to elect two directors upon a dividend default), then the nomination or election of such directors will be governed by such requirements. Additionally, recommendations received from stockholders will be considered and are subject to the same criteria as are candidates nominated by the Nominating and Corporate Governance Committee.

Manner by Which Stockholders May Recommend Director Nominees

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders of the Company. Our Bylaws also provide a proxy access right permitting stockholders who have beneficially owned 3% or more of the Company’s Common Stock continuously for at least 3 years to submit director nominations via the Company’s proxy materials for up to 20% of the directors then serving. All recommendations must be directed to William G. LaPerch, Chair of the Nominating and Corporate Governance Committee, care of Joshua A. Mills, Secretary, Digital Realty Trust, Inc., Four Embarcadero Center, Suite 3200, San Francisco, California 94111. Recommendations for director nominees to be considered at the 2020 Annual Meeting must be received in writing not later than 5:00 p.m., Pacific Time, on December 3, 2019 and not earlier than November 3, 2019. In the event that the date of the 2020 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2019 Annual Meeting, notice by the stockholder must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to the date of the meeting, as originally convened, or the 10th day following the date of the first public announcement of the meeting. Each stockholder recommending a person as a director candidate must provide the Company with the information specified in our Bylaws, as described under “Other Matters — Stockholder Proposals and Nominations” below. The recommending stockholder must also provide supplemental information that the Nominating and Corporate Governance Committee may request to determine whether the proposed nominee (i) is qualified to serve on the Audit Committee, (ii) meets the standards of an independent director and (iii) satisfies the standards for our directors set forth above in “— Qualifications of Director Nominees.” Further, the proposed nominee must make himself or herself reasonably available to be interviewed by the Nominating and Corporate Governance Committee. Please refer to “Other Matters — Stockholder Proposals and Nominations” below for further information. The Nominating and Corporate Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, though it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Nominating and Corporate Governance Committee will not consider any director candidate if the candidate’s candidacy or, if elected, Board membership would violate controlling state law or federal law.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  33

Back to Contents

Board Evaluations

The Board is committed to conducting regular evaluations of its effectiveness and director performance. The Nominating and Corporate Governance Committee leads an annual performance review of the Board and its committees. From time to time, including in 2018, the Board has engaged an independent advisor to supplement its normal review process with a more extensive evaluation. As part of that process in 2018, the independent advisor met individually with each director as well as with members of the executive management team to discuss key Board topics. Those topics included, among others, the role of the Board, the Board’s composition, the relationship between the Board and management, the Board’s strategic priorities, the Board’s internal working dynamics, succession planning and overall Board effectiveness. These findings were compiled by the advisor and presented to the full Board for discussion.

Board’s Role in Oversight of Risk

The Board has an active role in overseeing the management of the Company’s risks, and the Company’s management team regularly provides it with reports highlighting its assessments and recommendations. The Board regularly reviews information from members of senior management regarding the Company’s financial performance, balance sheet, credit profile and liquidity, as well as the risks associated with each. The Board also receives reports from members of management on areas of material risk to the Company, including operational, financial, legal, regulatory, cybersecurity, strategic and other enterprise risk management topics. The Compensation Committee assesses and monitors risks relating to the Company’s executive officer and employee compensation policies and practices. The Audit Committee oversees management of financial reporting and internal controls risks. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of the Board and corporate governance.

Stockholder and Interested Party Communications with the Board

Stockholders and interested parties may send correspondence directed to the Board, care of Joshua A. Mills, Executive Vice President, General Counsel and Secretary, Digital Realty Trust, Inc., Four Embarcadero Center, Suite 3200, San Francisco, CA 94111. Mr. Mills will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. Mr. Mills will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. Mr. Mills will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication, as appropriate. Correspondence intended for our non-management and Independent Directors as a group should be addressed to the Company at the address above, Attention: Independent Directors.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  34

Back to Contents
ITEM 2.	Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019 and has further directed that management submit the selection of KPMG LLP for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since the Company’s inception in 2004. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether or not to retain KPMG LLP in the future. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Independent Registered Public Accounting Firm

The following summarizes the fees incurred by the Company for KPMG LLP’s services for the years ended December 31, 2018 and 2017:

	2018	2017
Audit Fees(1)	$2,966,867	$3,147,839
Audit-Related Fees(2)	865,608	870,325
Tax Fees	1,149,607	88,700
All Other Fees(3)	784,068	758,772
TOTAL FEES	$5,766,150	$4,865,636

(1)	“Audit Fees” are the aggregate fees billed by KPMG LLP for professional services rendered in connection with the integrated audit of the Company’s annual consolidated financial statements and internal control over financial reporting, audit of the Operating Partnership’s annual consolidated financial statements, reviews of the Company’s and the Operating Partnership’s quarterly financial statements, and letters to underwriters related to the Company’s common and preferred stock and debt securities offerings.
(2)	“Audit-Related Fees” for 2018 include fees for required foreign statutory audits for properties in Europe, Asia, and Australia and audits for two joint ventures. “Audit-Related Fees” for 2017 include fees for required foreign statutory audits for properties in Europe, Asia and Australia, and audits for two joint ventures.
(3)	“All Other Fees” include fees primarily relating to financial due diligence assistance in connection with potential acquisitions in 2018 and 2017.

All audit, audit-related, tax and all other services provided by KPMG LLP were pre-approved by the Audit Committee or by the Chair of the Audit Committee.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  35

Back to Contents

Audit Committee Report*

The Audit Committee assists the Board of Directors, or the Board, of Digital Realty Trust, Inc., a Maryland corporation, or the Company, with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s annual consolidated financial statements and the effectiveness of internal control over financial reporting as of year-end.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2018 with the Company’s management and with KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee discussed with KPMG LLP the overall scope of and plans for the audit by KPMG LLP. The Audit Committee regularly meets with KPMG LLP, with and without management present, to discuss the results of its examination, its evaluation of the effectiveness of the Company’s internal control over financial reporting as of year-end, and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by the management of the Company and by KPMG LLP. The Audit Committee has also received and discussed with KPMG LLP the written disclosures and the letter from KPMG LLP that are required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, discussed with KPMG LLP its independence from management and the Audit Committee, and discussed with KPMG LLP the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s and Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the United States Securities and Exchange Commission.

Afshin Mohebbi, Chair

Michael A. Coke

Mark R. Patterson

Mary Hogan Preusse

*	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  36

Back to Contents

Principal Stockholders

The following table sets forth, as of March 15, 2019, the beneficial ownership of shares of our Common Stock and shares of Common Stock into which units of limited partnership (“units”) in Digital Realty Trust, L.P., a Maryland limited partnership (our “Operating Partnership” or the “Operating Partnership”), of which we are the sole general partner, are exchangeable for (i) each person who is the beneficial owner of 5% or more of the outstanding Common Stock and units, (ii) directors, nominees and named executive officers and (iii) all directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our Common Stock and units shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person holds shares of Common Stock as opposed to units is set forth in the footnotes below. Unless otherwise indicated, the address of each named person is care of Digital Realty Trust, Inc., Four Embarcadero Center, Suite 3200, San Francisco, CA 94111.

Name of Beneficial Owner	Number of Shares and Units Beneficially Owned(1)	Percent of All Shares	(2)	Percent of All Shares and Units	(3)
5% Stockholders:
The Vanguard Group, Inc.(4)	36,652,676	17.6%		16.8%
Capital World Investors(5)	21,093,035	10.1%		9.7%
BlackRock, Inc.(6)	20,182,465	9.7%		9.3%
State Street Corporation(7)	11,769,234	5.7%		5.4%
Directors and Named Executive Officers
Laurence A. Chapman(8)	65,969	*		*
A. William Stein(9)	443,194	*		*
Michael A. Coke(10)	13,460	*		*
Kevin J. Kennedy(11)	9,391	*		*
William G. LaPerch(12)	13,623	*		*
Afshin Mohebbi(13)	3,823	*		*
Mark R. Patterson(14)	3,905	*		*
Mary Hogan Preusse(15)	2,753	*		*
John T. Roberts, Jr.(16)	14,868	*		*
Dennis E. Singleton(17)	38,787	*		*
Andrew P. Power(18)	84,933	*		*
Erich J. Sanchack(19)	3,911	*		*
Christopher Sharp(20)	6,682	*		*
Joshua A. Mills(21)	59,925	*		*
Scott E. Peterson(22)	179,511	*		*
Daniel W. Papes(23)	2,944	*		*
All directors and executive officers as a group (19 persons)	1,016,733	*		*

*	Less than 1%.

(1)	Beneficial ownership as of March 15, 2019. Includes 2019 vesting of certain awards listed on “Outstanding Equity Awards at Fiscal Year-End” table.

(2)	Based on 208,171,427 shares of our Common Stock outstanding as of March 15, 2019. For each named executive officer and director, the percentage of shares of our Common Stock beneficially owned by such person assumes that all the units held by such person that are vested or will vest within 60 days of March 15, 2019 are exchanged for shares of our Common Stock and that none of the vested units held by other persons are so exchanged. For all directors and executive officers as a group, the percentage of shares of our Common Stock beneficially owned by such persons assumes that all the units held by such persons that are vested or will vest within 60 days of March 15, 2019 are exchanged for shares of our Common Stock.

(3)	Based on 217,759,299 shares of our Common Stock and units, including vested long-term incentive units, outstanding as of March 15, 2019, comprising 208,171,427 shares of our Common Stock and 9,587,872 vested units. For each named executive officer and director, the percentage of shares of our Common Stock and units beneficially owned by such person assumes that all the units held by such person that are vested or will vest within 60 days of March 15, 2019 are exchanged for shares of our Common Stock and that none of the vested units held by other persons are so exchanged. For all directors and executive officers as a group, the percentage of shares of our Common Stock beneficially owned by such persons assumes that all the units held by such persons that are vested or will vest within 60 days of March 15, 2019 are exchanged for shares of our Common Stock.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  37

Back to Contents
(4)	Based solely on information contained in an amended Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 4, 2019. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355. The Vanguard Group, Inc. has sole voting power with respect to 421,214 shares, shared voting power with respect to 266,040 shares, sole dispositive power with respect to 32,156,436 shares and shared dispositive power with respect to 496,240 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 174,395 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 568,664 shares as a result of its serving as investment manager of Australian investment offerings.

(5)	Based solely on information contained on an amended Schedule 13G filed by Capital World Investors with the SEC on January 10, 2019. The address of Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071. Capital World Investors has sole voting power over 21,093,035 shares, sole dispositive power over 21,093,035 shares, and shared voting and shared dispositive powers with respect to zero shares.

(6)	Based solely on information contained in an amended Schedule 13G filed by BlackRock, Inc. with the SEC on February 11, 2019. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10055. BlackRock, Inc. has sole voting power with respect to 118,493,292 shares, sole dispositive power with respect to 20,182,782 shares and shared voting and shared dispositive powers with respect to zero shares.

(7)	Based solely on the information contained on a Schedule 13G filed by State Street Corporation with the SEC on February 11, 2019. The address of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, MA 02111. State Street Corporation has sole voting power and sole dispositive powers with respect to zero shares, and shared voting and shared dispositive powers with respect to 10,508,796 shares.

(8)	Includes 2,748 long-term incentive units, and also includes 4,800 shares of our Common Stock held by members of Mr. Chapman’s immediate family over which Mr. Chapman may be deemed to share voting and investment power; Mr. Chapman disclaims beneficial ownership over such shares except to the extent of his pecuniary interest therein.

(9)	Includes 161,963 long-term incentive units and 281,231 vested Class D Units.

(10)	Includes 2,420 long-term incentive units.

(11)	Includes 9,391 long-term incentive units.

(12)	Includes 10,423 long-term incentive units. Mr. LaPerch also beneficially owns 1,200 shares of the Company’s 5.250% Series J Cumulative Redeemable Preferred Stock, which constitutes less than 1% of the 8,000,000 shares of series J preferred stock currently outstanding.
(13)	Includes 3,823 long-term incentive units.

(14)	Includes 3,905 long-term incentive units.

(15)	Includes 2,753 long-term incentive units.

(16)	Includes 2,486 long-term incentive units

(17)	Includes 28,003 long-term incentive units.

(18)	Includes 23,722 long-term incentive units and 61,211 vested Class D Units.

(19)	Includes 3,504 long-term incentive units.

(20)	Includes 1,852 long-term incentive units and 3,668 vested Class D Units.
(21)	Includes 3,335 long-term incentive units and 52,424 vested Class D Units.
(22)	Includes 50,202 long-term incentive units and 129,309 vested Class D Units.
(23)	Includes 2,944 long-term incentive units.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  38

Back to Contents

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our named executive officers, as determined under the rules of the SEC, for fiscal year 2018. The following table identifies our named executive officers and their positions in 2018:

Name	Position
A. William Stein	Chief Executive Officer
Andrew P. Power	Chief Financial Officer
Erich J. Sanchack	Executive Vice President, Operations
Christopher Sharp	Chief Technology Officer
Joshua A. Mills	Executive Vice President, General Counsel and Secretary
Scott E. Peterson	Former Chief Investment Officer
Daniel W. Papes	Former Senior Vice President, Global Sales & Marketing

Messrs. Peterson and Papes departed the Company in May 2018 and June 2018, respectively.

Executive Summary

The objective of our executive compensation program is to attract, retain and motivate experienced and talented executives who can help the Company to achieve its business objectives designed to maximize stockholder value. We believe that a significant portion of the compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis.

The total compensation opportunity for each of our named executive officers, including targets for performance-based compensation, was set by the Compensation Committee in late 2017 and early 2018. The Compensation Committee utilized the services of FPL for this compensation review, which included reviewing compensation information of our peer group.

We maintain a competitive compensation program with the following components:

Type of
Component	Link to Program Objectives	Compensation	Description
Base Salary	Fixed level of cash compensation to attract and retain key executive officers in a competitive marketplace	Cash	Determined based on evaluation of individual’s experience and current performance, internal pay equity and a comparison to salaries of similarly-situated executive officers in our peer group
Annual Incentive Bonus

Incentive opportunity (set as a percentage of base salary) that encourages executive officers to achieve annual Company, business unit and individual goals

Assists in retaining, attracting and motivating employees in the near term

Cash and/or Equity

Earned based on the attainment of a combination of corporate/financial, individual and departmental performance goals

Specific Company performance measures include core FFO per share (measuring earnings), revenue (measuring strategic/ portfolio performance), and Adjusted EBITDA margin (measuring operations)

Long-Term Incentive Program	Focuses executive officers on creating long-term stockholder value and directly aligns with stockholders’ interests Easy to understand and track performance Provides additional tool for retention	Equity

Performance-Based Awards: Three-year performance period with actual performance- vesting of units at 0% to 200% of target based entirely on relative total stockholder return over the performance period

50% of performance-vested units time-vest upon the conclusion of the performance period and 50% time-vest one year thereafter

Time-Based Awards: 25% of the units vest annually over four years

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  39

Back to Contents

2018 Compensation Highlights

The following summarizes key aspects of our compensation policies and programs:

What We Do:

We Pay for Performance: Our compensation programs are designed to have direct alignment with Company performance; base salaries comprise a relatively modest portion of each named executive officer’s overall compensation opportunity.
We Balance Short-Term and Long-Term Incentives: We use multiple performance measures in awarding annual incentive bonuses and granting equity awards, which mitigates compensation-related risk; we also measure performance across various performance periods.
We Maintain Stock Ownership Guidelines: We have robust stock ownership guidelines for our named executive officers and directors.
We Retain an Independent Compensation Consultant: Our Compensation Committee engages an independent consultant to provide guidance on a variety of compensation matters.
What We Don’t Do:
No Automatic Salary Increases or Guaranteed Bonuses: We do not guarantee annual salary increases or annual incentive bonuses.
We Do Not Allow Uncapped Payouts: We have a defined compensation program that does not allow for uncapped bonus payouts.
We Do Not Have Tax Gross-Ups: We do not provide tax gross-ups on any severance, change-in-control or other payments.
We Do Not Allow Hedging: We do not permit directors, officers or employees to hedge our securities.
We Do Not Provide Excessive Perquisites: Our executive officers receive limited perquisites and benefits.

Pay for Performance

Pay for performance is an important component of our compensation philosophy. Consistent with this focus, our compensation program includes annual incentive bonuses and long-term equity incentive compensation.

The Company’s primary objectives are to maximize: (i) sustainable long-term growth in earnings and funds from operations per share and unit, (ii) cash flow and returns to our stockholders and our Operating Partnership’s unitholders through the payment of distributions and (iii) return on invested capital. We expect to accomplish our objectives by achieving superior risk-adjusted returns, prudently allocating capital, diversifying our product offerings, accelerating our global reach and scale, and driving revenue growth and operating efficiencies:

•	Achieve superior risk-adjusted returns. We have managed our business, including our development pipeline and leasing transactions, by targeting appropriate risk-adjusted returns. We believe that achieving appropriate risk-adjusted returns on our business will deliver superior stockholder returns.

•	Prudently allocate capital. We have made strategic and complementary investments while preserving the flexibility of our balance sheet. We are committed to maintaining a conservative capital structure.

•	Leverage technology to develop comprehensive and diverse products. We have diversified our product offering, through acquisitions and organically, and believe that we have one of the most comprehensive suites of global data center solutions available to customers from a single provider.

•	Accelerate global reach and scale. We have strategically pursued international expansion since our IPO in 2004 and now operate across five continents. We believe that our global multi-product data center portfolio is a foundational element of our strategy and our scale and global platform represent key competitive advantages difficult to replicate.

•	Drive revenue growth and operating efficiencies. We aggressively manage our data centers to maximize cash flow and control costs by leveraging our scale to drive operating efficiencies.

In the past few years, we have focused on growing our operations organically and through strategic acquisitions, as well as through improved leasing, asset management and marketing activities, improving our balance sheet, strategically accessing the capital markets and focusing on our organizational development. More recently, the Company has focused on its product strategy, investing in strategic initiatives to complement its existing portfolio in order to attract a wider base of customers, and organizational structuring to support these new strategies and initiatives as well as the continued growth of the Company.

Our compensation plans are directly related to these business priorities. Under our annual incentive bonus program, we measure each named executive officer’s performance based on financial, revenue, operational and individual goals. In 2018, the financial goals consisted of core funds from operations (“core FFO”) targets, the revenue goals included rental revenue and interconnection and annualized signings targets, and the operational goals were focused on Adjusted EBITDA margin targets. Individual goals were categorized around the following corporate goals for 2018: customer focus, innovation and differentiation, go-to-market, profitability and financial excellence and organizational excellence.

We also provide long-term equity incentive awards that are subject to both time-based and performance-based vesting conditions. For performance-based long-term equity incentive awards granted in 2018, the performance condition was based on our total stockholder return during the three-year performance period commencing in January 2018, relative to the total stockholder return of the MSCI US REIT Index (RMS) during the same performance period.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  40

Back to Contents

Performance Highlights

Accomplishments in the year ended December 31, 2018 included, among other things, the following:

Sources: Bloomberg, SNL and Factset. All prices as of December 31, 2018.

(1)	Net income per share of $1.21 for calendar year 2018.
(2)	Enterprise value defined as market capitalization + debt + preferred stock + non-controlling interest + cash and cash equivalents. Assumes full exercise of forward equity offering with proceeds going to cash on balance sheet as of December 31, 2018.
(3)	For market capitalization purposes, fully diluted shares include shares, units, and any convertible securities. Assumes full exercise of forward equity offering.
(4)	U.S. REITs within the MSCI REIT Index as of December 31, 2018. Ranked by market capitalization on December 31, 2018.

In 2018, we achieved the following performance highlights:

•	Reported core FFO of $6.60 per share and unit for the year ended December 31, 2018. A reconciliation of FFO to net income is included on page 86 of our Annual Report on Form 10-K for the year ended December 31, 2018 and a reconciliation of FFO to core FFO is available in “Executive Compensation—Executive Summary—Description of Individual Elements of Compensation—Annual Incentive Compensation” below.
•	In December 2018, entered South America with the acquisition of Ascenty for approximately $1.8 billion, net of cash purchased.
•	In October 2018, completed a £400 million offering of sterling-denominated senior notes.
•	In June 2018, completed a $650 million offering of U.S. dollar senior notes.
•	Had record bookings of $268 million in 2018, more than one-third higher than our previous record.
•	Completed acquisitions of land parcels, including in Loudon County, Virginia, London, UK and Osaka, Japan.
•	Increased the annual dividend on our Common Stock by 8.6% in 2018 from 2017, representing a compound annual growth rate of 12%, since our first full quarter of operations following our initial public offering in 2004.
•	Maintained our investment grade rating on our senior long-term unsecured notes.
•	Recognized as a leader for our sustainability platform, including receiving Nareit’s Leader in the Light award for data centers.

As a result of these strong performance results, our named executive officers who remained employed by the Company throughout the year earned annual incentive bonuses of between 119% to 168% of their respective target bonuses for the year.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  41

Back to Contents

In addition, the Company’s total return to stockholders outperformed the RMS in each of the last three years, as shown in the tables below:

Based on these results, the performance-based equity awards for the three-year performance period ended December 31, 2018 were earned at the maximum level (200% of target).

Advisory Vote on the Compensation of Named Executive Officers

In May 2018, we provided stockholders a non-binding, advisory vote to approve the compensation of our named executive officers (the 2018 say-on-pay vote). At our 2018 Annual Meeting of Stockholders, our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 93.6% of the votes cast in favor of the 2018 say-on-pay vote. In evaluating our executive compensation program, the Compensation Committee considered the results of the 2018 say-on-pay vote and numerous other factors as discussed in this Compensation Discussion and Analysis. The Compensation Committee will continue to monitor and assess our executive compensation program and consider the outcome of our say-on-pay votes when making future compensation decisions for our named executive officers.

Good Governance

In furtherance of our objective of implementing policies and practices that are mindful of the concerns of our stockholders, we have separated the roles of Chief Executive Officer (currently Mr. Stein) and Chairman of the Board (currently Mr. Chapman). Additionally, the Compensation Committee retained FPL, an independent compensation consultant, through November 2018, to assist the Compensation Committee, among other things, in conducting and presenting the annual review of the total compensation packages for our executive officers. In November 2018, the Compensation Committee selected Semler Brossy as its independent compensation consultant to replace FPL. Semler Brossy was selected in part for its extensive experience advising a broad cross-section of companies, including other large REITs, and expertise in executive compensation, management incentives, and performance-based compensation. The Compensation Committee assessed the independence of FPL and Semler Brossy pursuant to the rules prescribed by the SEC and the NYSE and concluded that no conflict of interest existed in 2018 that would prevent either FPL or Semler Brossy from serving as an independent consultant to the Compensation Committee. In addition, the Compensation Committee considered the independence of outside legal counsel that provides advice to the Compensation Committee, consistent with the rules prescribed by the SEC and the NYSE, and determined that such adviser is independent.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  42

Back to Contents

The Compensation Committee consistently reviews our executive compensation program to ensure that it provides competitive pay opportunities. Our compensation program consists of elements designed to complement each other and reward achievement of short-term and long-term objectives tied to our performance through association with multiple performance metrics. We have chosen the selected metrics to align employee compensation, including compensation for the named executive officers, to our business strategy. The following are a few key 2018 actions and decisions with respect to our compensation program:

•	As in past years, the named executive officers were eligible to earn annual incentive compensation based upon achievement of specific financial, operational and organizational objectives for 2018, as approved by the Compensation Committee, that are designed to challenge the named executive officers to achieve high performance.

•	A significant portion of our named executive officers’ total cash compensation remains dependent on Company, business unit and individual performance.

•	The Compensation Committee determines total compensation and the individual components of compensation after reviewing survey data of, and the Company’s historical performance relative to, its peer group.

•	Our compensation program encourages employees to build and maintain an ownership interest in the Company. In addition to performance-based vesting, 2018 equity awards granted to our named executive officers are subject to time-based vesting following the end of the applicable three-year performance period.

•	In 2018, each of FPL and Semler Brossy was retained directly by and reported to the Compensation Committee. Neither FPL nor Semler Brossy had any prior relationship with any of our named executive officers.

•	Base salaries represented 9% to 24% of the total compensation opportunity for our named executive officers reflecting our philosophy of paying for performance and aligning the interests of our named executive officers with stockholders’ interests.

•	Based on the recommendations of management, a review of the Company’s business plan and strategic objectives and the analysis provided by FPL, the Compensation Committee established financial, revenue, profitability and individual goals for each named executive officer for 2018.

Overview of Our Executive Compensation Program

Objectives of Our Executive Compensation Program

The Compensation Committee is responsible for establishing, modifying and approving the compensation program for our executive officers. The objective of our executive compensation program is to attract, retain and motivate experienced and talented executives who can help the Company to achieve its business objectives designed to maximize stockholder value. We believe that a significant portion of the compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis. In order to achieve this objective, our executive compensation program uses a combination of annual incentive bonuses and long-term incentives through equity-based compensation, in addition to annual base salaries. We use equity-based awards as long-term incentives because ownership of equity in the Company aligns the interests of the executive officers with long-term creation of stockholder value and we view our company-wide performance and growth as the relevant long-term metric for our equity-based awards, while our annual incentive awards are targeted to reward the attainment of narrower, short-term performance objectives. The program is intended to encourage high performance, promote accountability and ensure that the interests of the executive officers are aligned with the interests of our stockholders by linking a significant portion of executive compensation directly to achievement of corporate goals and increases in stockholder value. We seek to provide total compensation to our executive officers that is competitive with the total compensation paid by comparable REITs and other companies in our peer group, as discussed in more detail below.

The following are our principal objectives in establishing compensation for our executive officers:

•	Attract and retain individuals with superior ability, managerial talent and leadership capability;
•	Ensure that executive officer compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders;
•	Incentivize management to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and
•	Enhance the executive officers’ incentive to increase our stock price and maximize stockholder value, as well as promote retention of key executives, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in our Company through equity awards, including awards of long-term incentive units in our Operating Partnership which are redeemable for shares of our Common Stock.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  43

Back to Contents

Elements of Compensation

The major elements of compensation for our named executive officers are (1) a base salary, intended to provide a stable annual income for each executive officer at a level consistent with such officer’s individual contributions to the Company, (2) annual incentive bonuses, intended to link each executive officer’s compensation to the Company’s performance and to such officer’s business unit and individual performance, and (3) long-term compensation, which includes grants of long-term incentive units in our Operating Partnership, intended to encourage actions to maximize stockholder value. Each of these elements is discussed in more detail below.

The following charts illustrate the allocation of the major elements of compensation for our named executive officers for 2018:

The percentages reflect 2018 base salary, 2018 target annual incentive bonuses and the aggregate grant date fair values of awards of long-term incentive units granted in 2018 (not including profits interest units granted pursuant to the Equity Election Program (described below)).

We believe that each of these elements plays an important role in our overall executive compensation program and together serve to achieve our compensation objectives. The Compensation Committee allocates total compensation between the cash and long-term incentive components based on a review of the practices of our peer group and the performance of the executive officer and the Company, while considering the balance among providing stability, short-term incentives and long-term incentives to align the interests of management with our stockholders. The Compensation Committee did not utilize a formulaic approach in allocating the cash and long-term incentive portions of incentive compensation in 2018. For 2018, the percentage of salary and annual incentive bonus earned relative to total compensation ranged from 28% to 47% for our named executive officers (excluding Messrs. Peterson and Papes, who received compensation only for the portion of 2018 during which they were employed by us).

Stockholder Interest Alignment

We believe that our equity award program further enhances long-term stockholder value and encourages long-term performance by providing a strong alignment of interests between our named executive officers and our stockholders. Therefore, equity is a key component of our executive compensation program, with long-term incentive awards ranging between 58% and 77% of our named executive officers’ total compensation opportunity in 2018 (excluding Messrs. Peterson and Papes, who departed the Company in May 2018 and June 2018, respectively). All equity awards granted to our named executive officers in 2018 were in the form of long-term incentive units in the Operating Partnership. These awards put significant value at risk for our named executive officers and are effective as an ownership and retention tool. In addition, in 2018, the Compensation Committee adopted the Equity Election Program (see page 49), pursuant to which eligible employees, including the Company’s named executive officers, may elect to receive all or any portion of their annual incentive bonuses for calendar years 2018 and later that are otherwise payable in cash in the form of equity-based awards, further enhancing the alignment of interests of our executive officers with the interests of stockholders.

Determination of Compensation Awards

The Compensation Committee annually reviews and determines the total compensation to be paid to our named executive officers. Our management, after reviewing competitive market data and advice from a compensation consultant engaged by the Compensation Committee, makes recommendations regarding the compensation packages for our executive officers. Named executive officers do not make recommendations with respect to their own compensation. The Compensation Committee in its review of these recommendations and in establishing the total compensation for each of our named executive officers considers several factors, including each executive officer’s roles and responsibilities, each executive officer’s performance, significant accomplishments of the executive officer, our Company’s financial and operational targets and performance, and competitive market data applicable to each executive officer’s position and functional responsibilities.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  44

Back to Contents

Competitive Market Data and Compensation Consultant

In November 2017 and February 2018, the Compensation Committee reviewed the salaries, annual incentive bonuses and long-term incentive compensation of our named executive officers. In conducting this review, the Compensation Committee retained the services of FPL as the Compensation Committee’s independent compensation consultant.

FPL reviewed the Company’s existing compensation program, provided current data with regard to industry trends, provided information regarding long-term compensation plans, identified and provided commentary on a peer group, provided cash and long-term incentive award information for the peer group and assessed and reviewed the Company’s long-term incentive program.

Peer Group Review

The Compensation Committee reviews on an annual basis total cash and long-term compensation levels of our executive officers against those of our peer group companies in order to ensure executive compensation is set at levels that will attract, retain and motivate qualified executive officers while rewarding performance based on corporate objectives. The Compensation Committee determines annual base salaries after reviewing salary and other publicly available compensation data of, and the Company’s historical performance relative to, its peer group. The Compensation Committee sets compensation levels for each executive officer on the basis of several factors, including the executive officer’s level of experience, tenure with the Company, competitive market data applicable to the executive officer’s position and functional responsibilities, promoting retention, the performance of the executive officer and our Company’s annual and long-term performance.

In developing a peer group for the Company, the Compensation Committee considers the following key elements:

•	Our core operations are focused on data centers and real estate, limiting the number of our direct competitors;

•	Our operations are global, with data centers located in thirteen countries across five continents; and

•	We operate and are classified as a REIT and are one of the very few global data center REITs.

Our Compensation Committee utilized company size, scope and breadth of operations, as well as level of operational focus to determine which companies could reasonably be used to assess competitive pay. Although the REITs in our peer group were among the closest in comparison to us based on these factors, the combination of the size and global nature of our operations and our significant operational focus put us in a unique category. Generally, such companies individually demonstrated relevance in one or two of these categories, but not in all of these categories. The peer group used to review 2018 base salaries, bonus targets and long-term equity awards consisted of the following fourteen companies, which were selected as our peer group companies in August 2017 by our Compensation Committee, with advice from FPL:

Alexandria Real Estate Equities, Inc.	Equinix, Inc.	SBA Communications Corporation
American Tower Corporation	Equity Residential	Ventas, Inc.
AvalonBay Communities, Inc.	GGP, Inc.	Vornado Realty Trust
Boston Properties, Inc.	Prologis, Inc.	Welltower, Inc.
Crown Castle International Corporation	Public Storage

In August 2018, the Compensation Committee and management, with advice from FPL, reviewed our peer group taking into consideration changes to certain members of the above peer group and our business and the following modifications, as recommended by FPL, were made to the above peer group:

Added: HCP, Inc. and Simon Property Group, Inc.

Removed: GGP, Inc. and SBA Communications Corporation

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  45

Back to Contents

After taking into account the above changes, our current peer group consists of the following fourteen companies.

	Ticker		Asset	S&P 500	California	Cite DLR as	International
	Symbol	Size(1)	Focus(2)	Company(3)	Headquarters	a Peer(3)	Operations
Alexandria Real Estate Equities, Inc.	ARE
American Tower Corporation	AMT
AvalonBay Communities, Inc.	AVB
Boston Properties, Inc.	BXP
Crown Castle International Corporation	CCI
Equinix, Inc.	EQIX
Equity Residential	EQR
HCP, Inc.	HCP
Prologis, Inc.	PLD
Public Storage	PSA
Simon Property Group, Inc.	SPG
Ventas, Inc.	VTR
Vornado Realty Trust	VNO
Welltower, Inc.	HCN
(1)	We reviewed companies between 0.5x to 2x of our total capitalization.
(2)	Similar asset focus (technology-oriented, telecommunications and towers).
(3)	As of June 2018.

Additionally, the Compensation Committee identified the following companies consisting exclusively of REITs that operate data centers, irrespective of size or scope of operations, to be used as an additional reference group:

•	CoreSite Realty Corporation (COR)
•	CyrusOne Inc. (CONE)
•	Equinix, Inc. (EQIX)
•	QTS Realty Trust, Inc. (QTS)

Annual Performance Reviews

To aid the Compensation Committee in setting base salaries, annual incentive targets and long-term equity awards, management provides recommendations annually to the Compensation Committee regarding the compensation of all named executive officers. The Compensation Committee, with input from the Board, annually reviews the performance of our Chief Executive Officer, and our Chief Executive Officer reviews the performance of the remaining named executive officers. All of these reviews are presented to the Compensation Committee to provide input about their contributions to our success for the period being assessed.

Description of Individual Elements of Compensation

During the year ended December 31, 2018, total compensation for our named executive officers was composed of base salary, annual incentive bonuses and equity compensation awards. The Compensation Committee approved the following total compensation for each of our named executive officers for 2018, which consists of base salary, annual incentive bonus (excluding any elections made under the Equity Election Program (see page 49)), and the grant date fair value of long-term incentive units:

	2018 Total	2017 Total
Named Executive Officer	Compensation	Compensation
A. William Stein	$ 11,854,201	$ 10,250,246
Andrew P. Power	4,805,263	3,459,904
Erich J. Sanchack	3,035,840	N/A
Christopher Sharp	3,160,102	N/A
Joshua A. Mills	2,016,613	1,713,130
Scott E. Peterson	2,941,595	3,353,464
Daniel W. Papes	1,457,589	2,029,534

Messrs. Sanchack and Sharp were not named executive officers in 2017.

Messrs. Peterson and Papes’ 2018 total compensation is lower than their 2017 total compensation because they left the Company in May 2018 and June 2018, respectively, and did not receive a full year of compensation.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  46

Back to Contents

Annual Base Salary

We provide our named executive officers and other employees with base salaries to compensate them for services rendered each year. Base salaries comprise the stable part of the compensation program and are reviewed on an annual basis to remain competitive with our peers. This compensation element is necessary to provide stability of compensation for our executive officers and the financial certainty that they seek when they are considering whether to join or remain with our Company. The base salaries for each of the named executive officers for 2018 were determined based in part on the analysis by FPL of the compensation practices of companies in our peer group. The Compensation Committee also considered the Company’s historical performance relative to its peer group as well as the performance of each of our named executive officers and their contributions to our overall success. Based on its review, the Compensation Committee determined not to change the 2018 base salary rates of our named executive officers from their respective 2017 rates. The 2018 salaries for all of our named executive officers are set forth under the heading “Executive Compensation — Summary Compensation Table.” The following table sets forth the 2018 annual base salary rates and the 2017 annual base salary rates for each named executive officer (excluding, with respect to 2017 rates, Messrs. Sanchack and Sharp, who were not named executive officers in 2017).

Named Executive Officer	2018 Salary	2017 Salary
A. William Stein	$ 1,000,000	$ 1,000,000
Andrew P. Power	600,000	600,000
Erich J. Sanchack	445,000	N/A
Christopher Sharp	400,000	N/A
Joshua A. Mills	450,000	450,000
Scott E. Peterson	575,000	575,000
Daniel W. Papes	400,000	400,000

Annual Incentive Compensation

Our annual incentive bonus program is structured to reward our named executive officers based on our performance and the individual executive officer’s contribution to that performance. Annual incentive bonuses are paid in the following year if and to the extent performance objectives established by the Compensation Committee at the beginning of the applicable year are achieved. The Compensation Committee believes that the payment of the annual incentive bonus provides the incentive necessary to retain executive officers and reward them for short-term Company performance. Executive officers also have the option to receive all or part of their annual incentive bonus in equity. See “Equity in Lieu of Annual Cash Bonuses” below.

Each named executive officer’s annual incentive bonus opportunity for 2018 was established by our Compensation Committee and is described in the “Executive Compensation — Grants of Plan-Based Awards” table. Each named executive officer’s bonus opportunity provides for threshold, target and maximum bonus amounts, expressed as a percentage of base salary. In setting these amounts, our Compensation Committee considers, among other factors, each executive officer’s roles and responsibilities within our Company, the total compensation package associated with that position and competitive market data applicable to that position.

For 2018, the threshold, target and maximum bonus amounts, expressed as a percentage of annual base salary, were as follows:

Named Executive Officer	Threshold	Target	Maximum
A. William Stein	75%	150%	300%
Andrew P. Power	50%	100%	200%
Erich J. Sanchack	50%	100%	200%
Christopher Sharp	50%	100%	200%
Joshua A. Mills	40%	75%	150%
Scott E. Peterson	50%	100%	200%
Daniel W. Papes	50%	100%	200%

The threshold, target and maximum bonus payout percentages for, and the differences in such percentages among, the named executive officers, were also determined by reference to competitive market data and practices as well as consideration of each named executive officer’s performance, role and responsibilities at our Company.

For 2018, based on the recommendations of management and a review of the Company’s business plan, the Compensation Committee established financial, revenue, operational and individual goals for each named executive officer. The financial goals consisted of a core FFO target, the revenue goals included rental revenue and interconnection and annualized signings targets, and the operational goals were focused on Adjusted EBITDA margin targets. Individual goals were categorized around the following corporate goals for 2018: customer focus, innovation and differentiation, go-to-market, profitability and financial excellence, and organizational excellence.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  47

Back to Contents

FFO (as defined in the Appendix) is used by industry analysts and investors as a supplemental performance measure of a real estate investment trust, or REIT. In excluding real estate related depreciation and amortization, gains and losses from property dispositions and certain other gains and after adjustments for unconsolidated partnerships, joint ventures and certain other items, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. For purposes of determining 2018 annual incentive bonuses, the Compensation Committee determined it was appropriate to use 2018 core FFO per diluted share and unit, which is FFO adjusted to exclude certain items that do not represent core revenue streams or expenses. The Compensation Committee determined that in 2018 core FFO was more indicative of the Company’s performance and gave a more accurate picture of the Company’s annual performance.

We believe that Adjusted EBITDA (as defined in the Appendix) is a useful supplemental performance measure because it allows investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and other certain costs.

An overview of the structure of the annual incentive bonuses for the CEO and the other named executive officers is provided below:

For purposes of our 2018 annual incentive bonus program, the minimum, target and maximum levels of 2018 core FFO established by the Compensation Committee were $6.40, $6.53 and $6.77 per diluted share and unit, respectively. The minimum, target and maximum amounts were set by the Compensation Committee based on a number of factors, including expectations surrounding leasing assumptions, financing assumptions, earnings growth, general economic conditions, real estate and technology fundamentals and other specific circumstances facing the Company. For the purpose of determining bonuses, the Compensation Committee determined it was appropriate to use core FFO achieved by the Company and exclude certain profits, losses or expenses to give a more accurate picture of the Company’s annual performance. The core FFO achieved by the Company in 2018 was $6.60 per diluted share and unit, which was between the target and maximum core FFO levels.

The revenue goals for 2018 were comprised of rental revenues and interconnection and annualized signings metrics. The Company achieved rental revenues and interconnection amounts at approximately the target level and annualized signings above the maximum level in 2018. The operational objective was measured by specific increases to the Adjusted EBITDA margin. The minimum, target and maximum levels of Adjusted EBITDA margin were 58.8%, 59.3%, and 59.8%, respectively. The Adjusted EBITDA margin achieved by the Company in 2018 was 59.8%, which was equal to the maximum level.

The weightings of the specific financial, leasing, profitability and individual goals for each named executive officer were established by the Compensation Committee based on the named executive officer’s areas of responsibility, as follows:

	Core FFO			Individual
Named Executive Officer	Per Share	Revenue*	Operational	Goals
A. William Stein	45%	20%	10%	25%
Andrew P. Power	30%	20%	10%	40%
Erich J. Sanchack	30%	20%	10%	40%
Christopher Sharp	30%	20%	10%	40%
Joshua A. Mills	30%	20%	10%	40%
Scott E. Peterson	30%	20%	10%	40%
Daniel W. Papes	30%	20%	10%	40%
*	Includes goals for rental revenues and interconnection and annualized bookings.

Individual goals for our named executive officers included performance objectives related to: focusing on our customers and improving processes related to our customer relationships; strengthening our channel partnerships and alliances; strategic acquisitions and dispositions; launching new products and services; driving cost efficiencies across our portfolio; financial and operating metrics; and talent development and retention.

The Compensation Committee, based in part on the recommendations of management, determined each named executive officer’s bonus based on the achievement of the established goals. For 2018, the Compensation Committee determined that the Company had met or exceeded each of the annualized signings and operational goals at the maximum levels established by the Compensation Committee and determined that with respect to each of the core FFO

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  48

Back to Contents

and rental revenue and interconnection goals, management had achieved between the target and maximum levels. Consistent with our pay-for-performance philosophy, because the maximum levels of our 2018 annualized signings and operational goals were attained and our 2018 core FFO and rental revenue and interconnection goals were achieved between the target and maximum levels, the 2018 performance-based annual incentive bonuses for our named executive officers represented 119% to 168% of their respective target bonuses.

The following table sets forth the 2018 bonus, the 2018 bonus earned as a percentage of the base salary rate for each named executive officer, the 2018 bonus earned as a percentage of the target bonus amount for each named executive officer and the 2018 bonus earned as a percentage of the maximum bonus amount for each named executive officer (other than Messrs. Peterson and Papes, who departed the Company in May 2018 and June 2018, respectively, and, accordingly, did not receive 2018 bonuses):

		Percentage of
		2018 Base	Percentage of	Percentage of
Named Executive Officer	2018 Bonus	Salary Rate	2018 Target Bonus	2018 Maximum Bonus
A. William Stein	$ 2,354,433	235%	157%	78%
Andrew P. Power	1,005,523	168%	168%	84%
Erich J. Sanchack	530,431	119%	119%	60%
Christopher Sharp	510,349	128%	128%	64%
Joshua A. Mills	498,107	111%	148%	74%

Equity in Lieu of Annual Cash Bonuses

On November 22, 2018, the Compensation Committee adopted a program (the “Equity Election Program”) pursuant to which eligible employees, including the Company’s named executive officers, may elect to receive all or any portion of their annual incentive bonuses for calendar years 2018 and later that are otherwise payable in cash in any combination of the following: (i) cash, (ii) fully-vested profits interest units or fully-vested shares of Common Stock, in either case, equal to 100% of the annual incentive bonus amount subject to the election, and (iii) unvested profits interest units or unvested restricted stock units covering shares of Common Stock, in either case, having a value equal to 125% of the annual incentive bonus amount subject to the election. The unvested profits units and unvested restricted stock units will vest with respect to 50% of the total number of profits interest units or restricted stock units (as applicable) subject to the award on each of the first two anniversaries of the grant date, subject to the employee’s continued service through the applicable vesting date (except as otherwise provided in the applicable award agreement). Unvested profits interest units and unvested restricted stock units will be subject to accelerated vesting in the event of a change in control of the Company or certain qualifying terminations of employment. In the event of a qualifying termination of employment, the units or shares so accelerated may not be disposed of prior to the date on which such units or shares would have otherwise vested under the award’s original vesting schedule.

The following named executive officers elected to receive a percentage of their annual incentive bonus for 2018 in unvested profits interest units, in lieu of cash:

	Percentage of Bonus	Profits Interest
Named Executive Officer	Subject to Election	Units (#)
A. William Stein	50%	12,645(1)
Christopher Sharp	100%	5,481(1)
Joshua A. Mills	100%	5,350(1)
(1)	Reflects a value equal to 125% of the annual incentive bonus amount subject to the election. 50% of the award will vest on each of the first two anniversaries of the grant date, subject to the executive officer’s continued service through the applicable vesting date.

Long-Term Incentive Compensation

We have historically granted to our executive officers long-term incentive units in our Operating Partnership under our 2014 Plan. We believe that a significant portion of the compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis. The Compensation Committee believes that, while our annual incentive bonus program provides awards for positive short-term performance, equity participation in the form of long-term incentive units creates a vital long-term partnership between executive officers and stockholders. The program is intended to encourage high performance, promote accountability and ensure that the interests of the executive officers are aligned with the interests of our stockholders by linking a significant portion of executive compensation directly to increases in stockholder value.

The Compensation Committee approves long-term incentive awards on the basis of several factors, including the executive officer’s total compensation package, the executive officer’s roles and responsibilities within our Company, the executive officer’s performance, significant accomplishments of the executive officer, our Company’s financial and operating performance and competitive market data applicable to each executive officer’s position and functional responsibilities.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  49

Back to Contents

2018 Long-Term Incentive Units

The Compensation Committee believes that long-term incentive units are an effective incentive to retain our executive officers and increase their performance and closely align the interests of our executive officers with the long-term interests of our stockholders. Long-term incentive units may be issued to eligible participants for the performance of services to or for the benefit of our Operating Partnership. Long-term incentive units (other than Class D Units that have not performance vested), whether vested or not, receive the same quarterly per-unit distributions as common units in our Operating Partnership, which equal the per-share distributions on our Common Stock. Class D Units that have not performance vested generally receive quarterly per-unit distributions equal to ten percent of the distributions made with respect to an equivalent number of common units in our Operating Partnership.

For more information on how long-term incentive units reach full parity with the common units in the Operating Partnership, please see Note 14 to the Company’s and our Operating Partnership’s consolidated financial statements for the fiscal year ended December 31, 2018, included in the Company’s and Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018.

Our 2018 long-term incentive program aims to align the interests between our senior management, including our named executive officers, and our stockholders. Additional details of our long-term equity incentive program for 2018 are set forth below:

Feature	2018 Long-term equity incentive program
Award Composition:	A mixture of performance-based and time-based awards were granted to our named executive officers in 2018 as follows:
	CEO and CFO: 75% performance-based + 25% time-based
	All other named executive officers: 67% performance-based + 33% time-based
Performance Period:	Three years
Performance Criteria:	Total stockholder return over the performance period measured relative to the MSCI US REIT Index (RMS)
Vesting based on satisfaction of performance condition:	Less than threshold:	0%
	At threshold:	25%
	At target:	50%
	At maximum:	100%
Time vesting of equity awards that performance vest:	50% following the end of the three-year performance period and 50% in the following year

Vesting of our performance-based long-term incentive awards is illustrated below:

2018 Annual Equity Awards

Class D Units

In 2018, the Compensation Committee granted awards of performance-based Class D Units in our Operating Partnership to each of our named executive officers. Our named executive officers’ 2018 equity awards are set forth below in the “Executive Compensation — Grants of Plan-Based Awards” table.

The Class D Units awarded in 2018 are subject to performance-based vesting on a multi-year performance period, subject to the executive officer’s continued service. The performance condition of the Class D Units is based on our total stockholder return over a period of three years commencing in January 2018 or, if earlier, ending on the date on which a change in control of the Company occurs (the “Performance Period”), measured relative to the MSCI US REIT Index (RMS) over the performance period (the “Performance Condition”).

A portion of each award of Class D Units is designated as a number of “base units” with respect to which performance vesting is measured based on the difference between the Company’s total stockholder return (TSR) percentage and the TSR percentage of the MSCI US REIT Index (the “MSCI Index Relative Performance”). In the event that the MSCI

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  50

Back to Contents

Index Relative Performance during the Performance Period is achieved at the “threshold,” “target” or “high” level as set forth below, the award will become performance-vested with respect to the percentage of base units set forth below:

		Threshold	Target	High
MSCI Index Relative Performance	< -300 bps	-300 bps	+100 bps	+500 bps
Performance Vesting Percentage	0%	25%	50%	100%

In the event that the MSCI Index Relative Performance is achieved at less than the “threshold” level, none of the base units will vest.

If the MSCI Index Relative Performance falls between the levels specified above, the percentage of base units that will performance vest will be determined using straight-line linear interpolation between such levels.

An additional number of Class D Units subject to the award (the “distribution equivalent units”) having a value equal to the dividends declared during the Performance Period in respect of the shares of our Common Stock corresponding to the base units that become performance vested (less any actual distributions made with respect to such units) will vest in full as of the completion of the Performance Period. For purposes of calculating the number of distribution equivalent units, the dividend amount will be adjusted (plus or minus) to reflect the gain or loss on such amount had the dividends been reinvested in shares of our Common Stock on the applicable payment dates. Any distribution equivalent units that do not become vested and earned will be cancelled and forfeited upon the completion of the Performance Period.

Following the completion of the Performance Period, the plan administrator will determine the number of base units that have become performance-vested and the number of distribution equivalent units that vested. The number of Class D Units that constitute distribution equivalent units plus the number of performance-vested base units are collectively referred to as the “Performance Vested Units.”

Following the completion of the Performance Period, the performance-vested base units are subject to the award’s time vesting condition and become fully vested as follows, subject to the executive officer’s continued service through each applicable vesting date: 50% on February 27, 2021 and 50% on February 27, 2022. Distribution equivalent units will vest in full as of the completion of the Performance Period and will not be subject to additional time vesting requirements.

In the event of a change in control of the Company, all outstanding Performance Vested Units (including any Class D Units that become Performance Vested Units in connection with the change in control) will vest in full as of the date of the change in control, subject to the executive officer’s continued service until immediately prior to the change in control.

Except as otherwise described below, any Class D Units that have not fully vested as of the date on which an executive officer’s service terminates for any reason will be cancelled and forfeited by the executive officer.

If an executive officer’s service terminates due to death or disability prior to the completion of the Performance Period, the Class D Units will remain outstanding and eligible to become Performance Vested Units in accordance with the performance vesting schedule described above, and any Class D Units that become Performance Vested Units will be fully vested as of the completion of the Performance Period. Any Class D Units that do not become fully vested will be cancelled and forfeited upon the completion of the Performance Period.

If an executive officer’s service is terminated by the Company or an affiliate thereof other than for cause, by the executive officer for good reason, or due to the executive officer’s retirement (each such term as defined in the applicable award agreement), in any case, prior to the completion of the Performance Period, the Class D Units will remain outstanding and eligible to become Performance Vested Units in accordance with the performance vesting schedule described above, and the number of such units that vest in full upon the completion of the Performance Period will be determined on a pro rata basis, based on the number of days that the executive officer was employed during the Performance Period. Any Class D Units that do not become fully vested will be cancelled and forfeited upon the completion of the Performance Period.

If an executive officer’s service is terminated due to the executive officer’s death or disability, by the Company or an affiliate thereof other than for cause, by the executive officer for good reason or due to the executive officer’s retirement, in any case, following the completion of the Performance Period, any Performance Vested Units that remain subject to time-based vesting will vest in full upon such termination.

Time-Based Long-Term Incentive Units

In 2018, the Compensation Committee granted awards of time-based long-term incentive units in our Operating Partnership to each of our named executive officers. Our named executive officers’ 2018 equity awards are set forth below in the “Executive Compensation — Grants of Plan-Based Awards” table.

The time-based long-term incentive units vest 25% per year over a four-year period, subject to the applicable named executive officer’s continued service through the applicable vesting date. Except as otherwise described below, any long-term incentive units that have not vested as of the date on which a named executive officer’s service terminates for any reason will be cancelled and forfeited by the named executive officer.

If a named executive officer’s service is terminated by the Company or an affiliate thereof other than for cause or by the named executive officer for good reason (each such term as defined in the applicable award agreement), in either case, prior to a change in control of the Company or more than 12 months following a change in control, then subject to the named executive officer’s execution of a general release of claims, his award will vest with respect to that number

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  51

Back to Contents

of time-based long-term incentive units that would have become vested during the 12–month period immediately following such termination (had the named executive officer remained continuously employed through such period). If such termination occurs upon or within the 12–month period following a change in control of the Company, then subject to the named executive officer’s execution of a general release of claims, all outstanding time-based long-term incentive units will vest in full.

If a named executive officer’s service terminates due to death or disability, the time-based long-term incentive units will vest in full upon such termination.

2016 Performance Award Results

The performance-based Class D Unit awards granted to Messrs. Stein, Power, Sharp and Mills in 2016, which were eligible to performance-vest based on the Company’s MSCI Index Relative Performance for the three-year performance period ended December 31, 2018, satisfied the performance condition at the “high” level (i.e., 200% of target). The Class D Units that satisfied the performance condition are subject to an additional time vesting condition and will become fully vested as follows, subject to the executive’s continued service through each applicable vesting date: 50% on February 27, 2019 and 50% on February 27, 2020.

Severance and Change in Control Benefits — Employment Agreements

We have entered into employment agreements with our named executive officers to help provide stability and security and encourage them to remain with us. These employment agreements include severance and change in control benefits, among other things. The terms of these severance and change in control arrangements are described below in more detail under the caption “Executive Compensation — Potential Payments upon Termination or Change in Control.” We provide these benefits to our named executive officers in order to give them the personal security and stability necessary for them to focus on the performance of their duties and responsibilities to us and to encourage retention through a potential change in control.

Separation and Consulting Agreement — Mr. Peterson

On May 11, 2018, we entered into a Separation and Consulting Agreement with Mr. Peterson (the “Separation Agreement”), pursuant to which Mr. Peterson resigned as an employee and officer of the Company, including from his role as Chief Investment Officer of the Company, effective as of May 31, 2018 (the “Separation Date”).

Pursuant to the Separation Agreement, Mr. Peterson’s employment agreement with us terminated effective as of the Separation Date and we engaged Mr. Peterson as a consultant for the period ending on February 28, 2019.

In exchange for the consulting services that Mr. Peterson provided to us, he was eligible to receive a one-time cash payment equal to $287,500 (the “one-time payment”), payable upon certain conditions being satisfied. In addition, each of Mr. Peterson’s outstanding equity awards continued to vest (to the extent then unvested) pursuant to the terms of the applicable equity award agreements while Mr. Peterson was engaged as a consultant.

The Separation Agreement contained confidentiality and non-disparagement restrictions which apply indefinitely, and non-solicitation and non-competition restrictions which applied during the consulting period.

The payments and benefits described in the Separation Agreement were subject to Mr. Peterson’s execution and non-revocation of a general release of claims, as well as his continued compliance with the terms of the Separation Agreement, including the restrictive covenants set forth therein.

Perquisites

We generally provide our named executive officers with perquisites and other personal benefits that apply uniformly to all of our employees. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. In 2018, we provided the named executive officers with basic life insurance, medical, dental, vision and disability insurance benefits, for which our named executive officers were charged the same rates as all other employees, 401(k) matching funds, health savings account employer contributions and parking, as applicable. Other than these standard benefits, we do not provide any other perquisites.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  52

Back to Contents

Tax and Accounting Considerations

Internal Revenue Code Section 162(m)

When reviewing compensation matters, the Compensation Committee considers the anticipated tax consequences to us (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers. For tax years beginning on or prior to December 31, 2017, the deduction limit has an exception for compensation that is performance-based under a plan that is approved by the stockholders and that meets certain other technical requirements. However, the Tax Cuts and Jobs Act, which was enacted in December 2017, amended certain provisions of Section 162(m) of the Code, including eliminating the exemption for such performance-based compensation, effective for tax year beginning after December 31, 2017, with an exception for compensation provided pursuant to a written binding contract in effect on November 2, 2017, and which has not been modified in any material respect on or after that date. We believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes, provided that we distribute to our stockholders at least 100% of our taxable income each year. As a result, we do not expect that the Tax Cuts and Jobs Act or the payment of compensation which is not deductible due to Section 162(m) of the Code will have a material adverse federal income tax consequence to us, provided we continue to distribute at least 100% of our taxable income each year. The Compensation Committee has not historically limited executive compensation to the amount deductible under Section 162(m) of the Code and may in the future approve compensation that would not have qualified as performance-based compensation under Section 162(m) as in effect prior to the Tax Cuts and Jobs Act.

ASC Topic 718

Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC Topic 718”) requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock-based compensation are accounted for under ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align the cost of our equity awards with our overall executive compensation philosophy and objectives.

Compensation Committee Report*

The Compensation Committee of the Board of Directors (the “Board”) of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K set forth in the Company’s Proxy Statement with management. Based on such review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Dennis E. Singleton, Chair
Kevin J. Kennedy
Mark R. Patterson
John T. Roberts, Jr.

*	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2018, Messrs. Singleton, Kennedy, Patterson and Roberts served as members of our Compensation Committee. None of the members of our Compensation Committee is currently, or has been, an officer or employee of our Company. No interlocking relationships exist currently or existed in the last completed fiscal year.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  53

Back to Contents

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of the named executive officers for the years ended December 31, 2018, 2017 and 2016 (except for Messrs. Sanchack and Sharp, who were not named executive officer in 2016 and 2017, and Mr. Papes, who was not a named executive officer in 2016).

(a)	(b)	(c)		(d)		(e)		(f)		(g)		(h)
								Non-Equity
								Incentive Plan		All Other
Name and		Salary		Bonus		Stock		Compensation		Compensation		Total
Principal Position	Year	($)	(1)	($)	(2)	Awards ($)	(3)	($)	(4)	($)	(5)	($)
A. William Stein	2018	$1,142,087		$—		$8,794,050		$2,354,433		$211,493		$12,502,063
Chief Executive Officer	2017	980,000		—		7,124,814		2,145,433		116,241		10,366,488
	2016	866,667		—		5,500,004		1,782,000		103,312		8,251,982
Andrew P. Power	2018	691,154				3,199,739		1,005,523		129,345		5,025,761
Chief Financial Officer	2017	583,103		—		1,999,879		876,923		94,482		3,554,387
	2016	487,500		—		1,550,009		675,000		196,506		2,909,015
Erich J. Sanchack	2018	405,635		562,000		2,099,775		530,431		77,379		3,675,220
EVP, Operations
Christopher Sharp	2018	460,769		—		2,377,229		510,349		136,981		3,485,328
Chief Technology Officer
Joshua A. Mills	2018	514,006		—		1,192,979		498,107		64,310		2,269,402
EVP, General Counsel & Secretary	2017	445,607		—		799,869		467,654		46,114		1,759,244
	2016	420,862		—		800,004		405,902		54,208		1,680,975
Scott E. Peterson	2018	341,683		—		2,687,268		—		85,097	(6)	3,114,048
Former Chief Investment Officer	2017	570,631		—		1,999,949		782,885		64,039		3,417,504
	2016	546,004		—		1,700,006		742,731		71,273		3,060,014
Daniel W. Papes	2018	236,315				1,249,897		—		1,029,875	(7)	2,516,087
Former SVP, Global Sales & Marketing	2017	400,000		—		1,124,918		504,615		38,300		2,067,833

(1)	Includes salaries paid during each applicable year and a one-time payout of accrued paid time off (PTO) in 2018 in connection with the Company moving to a “flexible” PTO policy. Messrs. Peterson and Papes’ 2018 salary reflects amounts paid from January 1, 2018 through the dates of their departures from the Company in May 2018 and June 2018, respectively. The value of the one-time payout of accrued PTO for each named executive officer (other than Mr. Sanchack, who did not have any accrued PTO at the time) is set forth below.

Name	Paid Time Off
A. William Stein	$ 142,087
Andrew P. Power	91,154
Christopher Sharp	60,769
Joshua A. Mills	64,006
Scott E. Peterson	87,356
Daniel W. Papes	28,623

(2)	Amount in this column represents a sign-on bonus paid to Mr. Sanchack in 2018.

(3)	The amounts in this column include the full grant date fair value of long-term incentive units granted during the applicable fiscal year in accordance with ASC Topic 718. For additional information on the valuation assumptions for 2018, refer to Note 14 to the Company’s and Operating Partnership’s consolidated financial statements for the fiscal year ended December 31, 2018, included in the Company’s and Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  54

Back to Contents

The amounts shown in column (e) for 2018 include the grant date fair value of performance-based Class D Units granted in January and March 2018 based on the probable outcome of the performance condition to which such long-term incentive units are subject, which is target level performance, based on a Monte Carlo model and calculated in accordance with ASC Topic 718. These long-term incentive units are subject to achievement of the performance condition as described in the section above entitled “Compensation Discussion and Analysis — Description of Individual Elements of Compensation — 2018 Annual Equity Awards.” The table below provides the estimated values of the 2018 performance-based long-term incentive units granted at the threshold, target and maximum levels based on the FASB ASC Topic 718 value:

			Value at Target		Value at
	Value at		(100%) (Reported		Maximum
Name	Threshold (50%)	(a)	in Column (e) Above)	(a)	(200%)	(a)
A. William Stein	$ 2,906,242		$ 5,812,484		$ 11,624,968
Andrew P. Power	969,936		1,939,872		3,879,743
Erich J. Sanchack	452,202		904,403		1,808,806
Christopher Sharp	251,205		502,409		1,004,819
Joshua A. Mills	301,267		602,533		1,205,066
Scott E. Peterson	869,919		1,739,838		3,479,676
Daniel W. Papes	418,736		837,471		1,674,942
(a)	Reflects value for base units.

The amounts shown in this column for 2018 for Messrs. Stein, Sharp and Mills also include the incremental value associated with such executive officers electing to receive a percentage of their annual incentive bonus in the form of unvested profits interest units (with a 25% premium value), in lieu of cash, pursuant to the Equity Election Program adopted by the Company in November 2018. The value of such profits interest units was determined in accordance with ASC Topic 718. Because the Equity Election Program was not adopted until after each executive officer’s annual bonus opportunity was established in 2018, the executive officer’s right to elect equity was not embedded in such bonus opportunity at the time that it was established, and such right was instead provided to each executive officer following the adoption of the Equity Incentive Program.

(4)	The amounts in this column represent performance-based annual incentive awards that were earned during the specified year and paid in the following year. See “Compensation Discussion and Analysis — Description of Individual Elements of Compensation — Annual Incentive Compensation” for a discussion of each named executive officer’s actual bonus relative to his target bonus for 2018. Messrs. Peterson and Papes departed the Company in May 2018 and June 2018, respectively, and, accordingly, they did not receive an annual incentive award with respect to 2018. Messrs. Stein, Sharp and Mills elected to receive a percentage of their annual incentive bonuses in the form of unvested profits interest units, in lieu of cash, under the Equity Election Program. The 25% premium value associated with such unvested profits interest units is reflected in column (e).

(5)	The following table sets forth the amount of each other item of compensation paid to, or on behalf of, our named executive officers (except Messrs. Peterson and Papes) in 2018 included in the “All Other Compensation” column. For information on Messrs. Peterson and Papes, please see notes (6) and (7) below.

			Distributions from
	Insurance		Unvested Long-Term
Named Executive Officer	Premiums	(a)	Incentive Units	(b)	Other	(c)	Total
A. William Stein	$ 18,886		$ 173,277		$ 19,330		$ 211,493
Andrew P. Power	13,000		97,015		19,330		129,345
Erich J. Sanchack	16,707		47,018		13,654		77,379
Christopher Sharp	18,886		65,095		53,000		136,981
Joshua A. Mills	18,886		29,019		16,405		64,310
(a)	Includes medical, dental, vision and disability insurance premiums and basic life insurance premiums.
(b)	Excludes distributions paid on vested long-term incentive units.
(c)	Includes 401(k) matching funds, health savings account employer contributions and parking. Also includes $39,000 housing allowance for Mr. Sharp.

(6)	Includes $7,990 for medical, dental, vision, basic life and disability insurance premiums, $63,820 from distributions on unvested long-term incentive units and other amounts related to 401(k) matching funds and health savings account employer contributions.
(7)	Includes $10,450 for medical, dental, vision, basic life and disability insurance premiums, $12,231 from distributions on unvested long-term incentive units and other amounts related to 401(k) matching funds and health savings account employer contributions. Also includes the severance payments and benefits paid or payable to Mr. Papes in connection with his departure in June 2018, consisting of (i) a lump-sum cash severance payment equal to $996,194, (ii) continued health insurance coverage for up to twelve months following termination (valued at approximately $23,298). and (iii) Company-paid outplacement services for twelve months following termination (valued at approximately $16,500).

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  55

Back to Contents

Grants of Plan-Based Awards

The following table provides information concerning payouts under plan-based awards granted or awarded during 2018 to each of our named executive officers.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and Option
Name	Grant Date		Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stocks or Units (#)(3)	Awards ($)	(4)
A. William Stein			$750,000	$1,500,000	(5)	$3,000,000
Chief Executive Officer	1/1/2018						21,842	43,683	87,366		$5,343,741
	3/2/2018									25,770	2,531,129
	3/9/2018						2,150	4,300	8,600		468,743
	3/9/2018									1,514	156,154
		(6)								2,528	294,183
Andrew P. Power			300,000	600,000	(5)	1,200,000
Chief Financial Officer	1/1/2018						5,477	10,953	21,906		1,339,880
	3/2/2018									12,827	1,259,868
	3/9/2018						2,752	5,504	11,008		599,991
Erich J. Sanchack			225,000	445,000	(5)	890,000
EVP, Operations	2/13/2018									7,134	749,926
	3/2/2018									4,504	445,446
	3/9/2018						4,504	9,008	18,016		904,403
Christopher Sharp			200,000	400,000	(5)	800,000
Chief Technology Officer	1/1/2018						2,054	4,107	8,214		502,409
	3/2/2018									2,159	247,416
	11/28/2018									13,713	1,499,928
		(6)								1,095	127,425
Joshua A. Mills			180,000	337,500	(5)	675,000
EVP, General Counsel	1/1/2018						2,191	4,381	8,762		535,928
	3/2/2018									4,405	432,659
	3/9/2018						306	611	1,222		66,605
	3/9/2018									323	33,314
		(6)								1,069	124,400
Scott E. Peterson			287,500	575,000	(5)	1,150,000
Former Chief	1/1/2018						5,477	10,953	21,906		1,339,880
Investment Officer	3/2/2018									9,646	947,430
	3/9/2018						1,835	3,669	7,338		399,958
Daniel W. Papes			200,000	400,000		800,000
SVP, Global Sales &	1/1/2018						3,423	6,846	13,692		837,471
Marketing	3/9/2018									4,199	412,426
(1)	Represents annual incentive awards paid in 2019 based on 2018 base salaries and 2018 performance. See the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column for actual 2018 bonuses paid. Messrs. Peterson and Papes departed the Company in May 2018 and June 2018, respectively, and, accordingly, they did not receive payments of annual incentive awards with respect to 2018.
(2)	Represents performance-based Class D Units in our Operating Partnership awarded in 2018 to our named executive officers. With respect to performance-based Class D Units, indicated threshold, target and maximum amounts correspond to the number of base Class D Units that would be earned in the event that specified minimum, target and maximum levels, respectively, were achieved. These amounts exclude distribution equivalent units which are eligible to vest upon the conclusion of the applicable performance period. For more information on 2018 long-term incentive unit awards, see “Compensation Discussion and Analysis — Description of Individual Elements of Compensation — 2018 Long-Term Incentive Units.”
(3)	Represents time-based long-term incentive units in our Operating Partnership awarded in 2018 and, for Messrs. Stein, Sharp and Mills, the number of incremental unvested profits interest units received in connection with such executive officer electing to receive a percentage of his annual incentive bonus in the form of unvested profits interest units (with a 25% premium value), in lieu of cash, under the Equity Election Program. For more information on the 2018 long-term incentive unit awards, see “Compensation Discussion and Analysis — Description of Individual Elements of Compensation — 2018 Long-Term Incentive Units.”

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  56

Back to Contents
(4)	Represents the full grant date fair value of performance-based Class D Units and time-based long-term incentive units granted to each of our named executive officers during 2018 and, for Messrs. Stein, Sharp and Mills, the incremental value of unvested profits interest units received in connection with such executive officer electing to receive a percentage of his annual incentive bonus in the form of unvested profits interest units (with a 25% premium value), in lieu of cash, under the Equity Election Program, in each case, in accordance with ASC Topic 718. For additional information on the valuation assumptions, refer to Note 14 to the Company’s and our Operating Partnership’s consolidated financial statements for the fiscal year ended December 31, 2018, included in the Company’s and our Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018.
The amounts shown include the grant date fair value of performance-based Class D Units granted in 2018, based on the probable outcome of the performance condition to which such Class D Units are subject, which is target level performance, calculated in accordance with ASC Topic 718. These Class D Units are subject to achievement of the performance condition as described in “Compensation Discussion and Analysis — Description of Individual Elements of Compensation — 2018 Long-Term Incentive Units.” The grant date fair values of the performance-based Class D Units granted in 2018 are as follows:

A. William Stein	$5,812,484
Andrew P. Power	1,939,872
Erich J. Sanchack	904,403
Christopher Sharp	502,409
Joshua A. Mills	602,533
Scott E. Peterson	1,739,838
Daniel W. Papes	837,471
(5)	Represents target annual incentive awards based on amounts established for 2018. Actual annual incentive awards are based on 2018 base salary rates.
(6)	Represents the incremental number of unvested profits interest units granted to the executive officer in February 2019 in connection with the executive officer electing to receive a percentage of his annual incentive bonus in the form of unvested profits interest units (with a 25% premium value), in lieu of cash, under the Equity Election Program. For more information on the unvested profits interest units, see “Compensation Discussion and Analysis — Description of Individual Elements of Compensation — Annual Incentive Compensation — Equity in Lieu of Annual Cash Bonuses.”

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  57

Back to Contents

Narrative Disclosure to Compensation Tables

Employment Agreements

Summary

We have entered into employment agreements (collectively, the “Employment Agreements”) with all of our named executive officers.

The Employment Agreements have current terms ending on July 2, 2021 (for Mr. Stein), May 1, 2019 (for Mr. Power), January 25, 2020 (for Mr. Sanchack), May 10, 2021 (for Mr. Sharp) and November 10, 2019 (for Mr. Mills). The term of each of the Employment Agreements for Messrs. Stein, Sanchack and Sharp will automatically be extended for one additional year upon the expiration of the initial current term unless either party provides notice of such party’s intention not to renew the Employment Agreement not less than 60 days prior to the expiration of the initial term. Mr. Peterson’s Employment Agreement terminated in connection with his Separation Agreement, pursuant to which Mr. Peterson resigned as an employee and officer of the Company, effective as of May 31, 2018, and we engaged Mr. Peterson as a consultant until February 28, 2019. Mr. Papes’ Employment Agreement terminated in June 2018, in connection with his departure from the Company.

Pursuant to the terms of each Employment Agreement, the annual base salary of each of the named executive officers is subject to increase, but not decrease, in the discretion of the Compensation Committee. Please see page 47 for the 2018 salaries of our named executive officers.

Each of the named executive officers is also eligible to earn an annual cash performance bonus under the Company’s incentive bonus plan based on the satisfaction of performance criteria established in accordance with the terms of such plan. Mr. Stein’s Employment Agreement in effect prior to July 2, 2018 provided that his target and maximum annual bonuses would be at least 100% and 150%, respectively, of his base salary. We entered into a new Employment Agreement with Mr. Stein, which superseded his prior Employment Agreement effective as of July 2, 2018, and his current Employment Agreement provides that his target and maximum annual bonuses will be at least 150% and 300%, respectively, of his base salary. The Employment Agreements of Messrs. Power and Peterson each provide that the target and maximum annual bonuses of each such named executive officer will be 100% and 150%, respectively, of his base salary. The Employment Agreement of Mr. Sanchack provides that his target annual bonus will be 100% of his base salary. The Employment Agreement for Mr. Sharp in effect prior to May 10, 2018 provided that his maximum annual bonus was 75% of his base salary. We entered into a new Employment Agreement with Mr. Sharp, which superseded his prior Employment Agreement effective as of May 10, 2018, and his current Employment Agreement provides that his target and maximum annual bonuses will be 100% and 200%, respectively, of his base salary. The Employment Agreement of Mr. Mills provides that his target and maximum annual bonuses will be 75% and 115%, respectively, of his base salary. Please see page 47 for 2018 target and maximum annual bonuses of our named executive officers.

Each named executive officer is eligible to participate in all incentive, savings and retirement plans, practices, policies and programs, and medical and other group welfare plan coverage and fringe benefits provided to similarly-situated executive officers.

Each Employment Agreement also provides for certain severance payments and benefits on a qualifying termination of employment, as described below under “Executive Compensation — Potential Payments upon Termination or Change in Control.” Mr. Stein’s Employment Agreement also provides that in the event of his retirement, Mr. Stein will enter into a consulting agreement with us pursuant to which he will provide us with support on matters that would normally involve our Chief Executive Officer or the Board, and litigation support and senior client relationship management services.

The Employment Agreements contain or reference confidentiality covenants by the named executive officers which apply indefinitely and non-solicitation covenants by the named executive officers which will apply during the term of their employment and for two years (for Mr. Stein) or one year (for each of the other named executive officers) following their departure from the Company. In addition, the Employment Agreements provide or reference that during employment with us (and, for Mr. Papes, for a period of one year following his departure from the Company), each of the named executive officers generally may not compete with us through the acquisition or ownership of technology-related real estate properties in the United States, Asia or Europe.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  58

Back to Contents

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning the outstanding equity awards held by our named executive officers as of December 31, 2018.

	Stock Awards
Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	(2)(3)
A. William Stein	2/24/2015	(4)	44,051		$4,693,634		—		$—
Chief Executive Officer	1/1/2016	(5)	122,926		13,097,765		—		—
	2/16/2016	(6)	3,110		331,371		—		—
	1/1/2017	(7)	—		—		76,285		8,128,167
	2/28/2017	(7)	—		—		18,354		1,955,619
	2/28/2017	(8)	12,370		1,318,024		—		—
	1/1/2018	(9)	—		—		87,366		9,308,847
	3/2/2018	(10)	25,770		2,745,794		—		—
	3/9/2018	(9)	—		—		8,600		916,330
	3/9/2018	(10)	1,514		161,317		—		—
Andrew P. Power	5/1/2015	(11)	3,899		415,438		—		—
Chief Financial Officer	5/1/2015	(4)	18,629		1,984,920		—		—
	1/1/2016	(5)	33,190		3,536,395		—		—
	2/16/2016	(6)	1,244		132,548		—		—
	1/1/2017	(7)	—		—		19,205		2,046,293
	2/28/2017	(7)	—		—		4,540		483,737
	2/28/2017	(8)	4,584		488,425		—		—
	1/1/2018	(9)	—		—		21,906		2,334,084
	3/2/2018	(10)	12,827		1,366,717
	3/9/2018	(9)	—		—		11,008		1,172,902
Erich J. Sanchack	2/13/2018	(12)	7,134		760,128		—		—
EVP, Operations	3/1/2018	(9)	—		—		18,016		1,919,605
	3/1/2018	(10)	4,504		479,901		—		—
Christopher Sharp	1/1/2016	(9)	6,146		654,856		—		—
Chief Technology Officer	1/1/2017	(7)	—		—		3,096		329,879
	2/28/2017	(8)	573		61,053		—		—
	11/2/2017	(13)	2,526		269,145		—		—
	1/1/2018	(9)	—		—		8,214		875,202
	3/2/2018	(10)	2,519		268,399		—		—
	11/22/2018	(14)	13,713		1,461,120		—		—
Joshua A. Mills	2/24/2015	(4)	10,279		1,095,227		—		—
EVP, General Counsel & Secretary	1/1/2016	(5)	17,210		1,833,726		—		—
	2/16/2016	(6)	622		66,274		—		—
	1/1/2017	(7)	—		—		9,912		1,056,124
	2/28/2017	(8)	1,833		195,306		—		—
	1/1/2018	(9)	—		—		8,762		933,591
	3/2/2018	(10)	4,405		469,353		—		—
	3/9/2018	(10)	323		34,416		—		—
	3/9/2018	(9)	—		—		1,222		130,204

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  59

Back to Contents
	Stock Awards
Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	(2)(3)
Scott E. Peterson	2/24/2015	(4)	22,026		2,346,870		—		—
Former Chief Investment Officer	1/1/2016	(5)	18,439		1,964,675		—		—
	2/16/2016	(6)	1,244		132,548		—		—
	1/1/2017	(7)	—		—		21,064		2,244,369
	2/28/2017	(7)	—		—		3,028		322,633
	2/28/2017	(8)	1,528		162,808		—		—
	3/2/2018	(10)	2,410		256,786		—		—
Daniel W. Papes	1/1/2017	(7)	—		—		9,247		985,268
Former SVP, Global Sales &	1/1/2018	(9)	—		—		2,282		243,147
Marketing
(1)	Represents long-term incentive units in our Operating Partnership subject to time-vesting, which vest in installments over periods of approximately three to four years, following the grant date.
(2)	Based on the closing market price of our Common Stock on December 31, 2018 of $106.55 per share.
(3)	Represents performance-based long-term incentive units that vest based on the Company’s performance relative to the MSCI US REIT Index (RMS) during the applicable three-year performance period. Amounts shown assume the Company’s achievement of the maximum level of performance for each applicable award.
(4)	Performance-based long-term incentive units that vest based on the Company’s performance relative to the MSCI US REIT Index during the performance period from January 1, 2015 to December 31, 2017. Performance-based long-term incentive units that satisfied the performance condition vested on February 27, 2018 (50%) and on February 27, 2019 (50%).
(5)	Performance-based long-term incentive units that vest based on the Company’s performance relative to the MSCI US REIT Index during the performance period from January 1, 2016 to December 31, 2018. Performance-based long-term incentive units that satisfied the performance condition vested on February 27, 2019 (50%) and will vest on February 27, 2020 (50%).
(6)	Time-based long-term incentive units vested on February 16, 2017 (25%), February 16, 2018 (25%) and February 16, 2019 (25%) and will vest on February 16, 2020 (25%).
(7)	Performance-based long-term incentive units that vest based on the Company’s performance relative to the MSCI US REIT Index during the performance period from January 1, 2017 to December 31, 2019. Performance-based long-term incentive units that satisfy the performance condition will vest on February 27, 2020 (50%) and February 27, 2021 (50%).
(8)	Time-based long-term incentive units vested on February 27, 2018 (25%) and February 27, 2019 (25%) and will vest in equal amounts (25%) on each of February 27, 2020 and 2021.
(9)	Performance-based long-term incentive units that vest based on the Company’s performance relative to the MSCI US REIT Index during the performance period from January 1, 2018 to December 31, 2020. Performance-based long-term incentive units that satisfy the performance condition will vest on February 27, 2021 (50%) and February 27, 2022 (50%).
(10)	Time-based long-term incentive units vested on February 27, 2019 (25%) and will vest in equal amounts (25%) on each of February 27, 2020, 2021 and 2022.
(11)	Time-based long-term incentive units vested on May 1, 2016 (25%), May 1, 2017 (25%), May 1, 2018 (25%) and will vest 25% on May 1, 2019.
(12)	Time-based long-term incentive units vested on February 13, 2019 (33.3%) and will vest in equal amounts (33.3%) on each of February 13, 2020 and 2021.
(13)	Time-based long-term incentive units vested on November 2, 2018 (25%) and will vest in equal amounts (25%) on each of November 2, 2019, 2020 and 2021.
(14)	Time-based long-term incentive units will vest in equal amounts (25%) on each of November 22, 2019, 2020, 2021 and 2022.

Messrs. Stein, Sharp and Mills elected to receive a percentage of their annual incentive bonuses for 2018 in the form of unvested profits interest units (with a 25% premium value), in lieu of cash, under the Equity Election Program. Such profits interest units were not granted until February 2019 after the executive officers’ final 2018 annual incentive bonus amounts were determined, and are therefore not reflected in the table above.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  60

Back to Contents

Option Exercises and Stock Vested

The following table discloses the number of shares of our Common Stock subject to equity awards, including long-term incentive units, which vested during 2018, and the value realized by our named executive officers on vesting.

	Stock Awards
	Number of Shares	Value
	Acquired on	Realized on
Name	Vesting (#)	Vesting ($)	(1)
A. William Stein, Chief Executive Officer	116,834	$11,833,707
Andrew P. Power, Chief Financial Officer	29,655	3,023,880
Erich J. Sanchack, EVP, Operations	—	—
Christopher Sharp, Chief Technology Officer	14,825	1,764,705
Joshua A. Mills, EVP, General Counsel	26,797	2,703,877
Scott E. Peterson, Former Chief Investment Officer	58,642	5,916,368
Daniel W. Papes, Former SVP, Global Sales & Marketing	2,615	313,503
(1)	Value realized on vesting of long-term incentive units is calculated based on the per share closing market price of our Common Stock on the vesting dates of such units and assumes those units were exchanged for Common Stock and sold on that date.

Nonqualified Deferred Compensation

The following table provides certain information relating to the participation of our named executive officers in our Deferred Compensation Plan during 2018. Messrs. Stein and Papes were the only named executive officers that participated in our Deferred Compensation Plan during 2018.

	Executive		Registrant	Aggregate	Aggregate		Aggregate
	contributions		contributions	earnings	withdrawals/		balance at last
	in last FY		in last FY	in last FY	distributions		FYE
Name	($)	(1)	($)	($)	($)	(2)	($)	(3)
A. William Stein	$1,177,217		$—	$240,770	$—		$5,267,813
Chief Executive Officer
Daniel W. Papes	—		—	258	25,489		—
Former SVP, Global Sales & Marketing
(1)	Mr. Stein’s 2018 contribution to the Deferred Compensation Plan consists of a portion of his 2018 annual incentive bonus and was made in 2019 (when 2018 annual incentive bonuses were determined and paid). The amounts are included as compensation in the “Summary Compensation Table” for 2018.
(2)	Mr. Papes’ Deferred Compensation Plan account balance was distributed to him in connection with his departure from the Company in June 2018.
(3)	Includes $3,690,897 previously reported as compensation for Mr. Stein in the “Summary Compensation Table” for prior years.

Deferred Compensation Plan

We maintain the Digital Realty Trust, Inc. Deferred Compensation Plan (as amended, the “Deferred Compensation Plan”), under which eligible employees, including our named executive officers, are permitted to defer receipt of up to 100% of their base salary, bonus and/ or commissions earned on or after January 1, 2014.

The amounts deferred under the Deferred Compensation Plan are deemed to be invested in investment alternatives chosen by the participant from a range of choices established by our Compensation Committee. The balances of participant accounts are adjusted to reflect the gains or losses that would have been obtained if the participant contributions had actually been invested in the applicable investment alternatives.

Participants may elect to defer the distribution of their account balances until the occurrence of a specified future date or event, including: (i) a future year specified by the participant, (ii) the participant’s termination of employment, (iii) the participant’s death or disability, or (iv) a change in control of the Company. Participants may also elect whether to receive distributions of their account balances in a single lump-sum amount or in annual installments to be paid over a period of two to ten years. In addition, if a participant elects to receive a distribution of his or her account balance upon

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  61

Back to Contents

a termination of employment, the participant may elect whether his or her distributions will be made or commence, as applicable, in the second through tenth calendar years following such termination of employment (a “Post-Separation Election”).

Payment of a participant’s account will be made or commence, as applicable, as follows: (i) in the case of a specified year, on the Company’s first regular payroll date to occur during the month of July (the “Payment Date”) of the year specified by the participant, (ii) in the case of a termination of employment, on the Payment Date occurring during the year immediately following such termination of employment or, if the participant has made a Post-Separation Election, on the Payment Date occurring during the second through tenth year (as applicable) following such termination of employment, (iii) in the case of death or disability, on the Payment Date occurring during the year immediately following such death or disability, as applicable, or (iv) in the case of a change in control of the Company, as soon as possible following the change in control. If a participant selects more than one distribution event, payments will be made or commence, as applicable, on the earliest selected distribution event to occur.

The Deferred Compensation Plan is administered by our Compensation Committee, which has the authority to appoint or delegate the administration of the plan to another individual or sub-committee. The Deferred Compensation Plan is an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. A “rabbi trust” has been established to satisfy our obligations under the Deferred Compensation Plan.

Potential Payments upon Termination or Change in Control

Our named executive officers are entitled to full vesting of all equity awards (other than certain performance-based vesting equity awards that have not met their performance-based vesting requirement) held by them upon a qualifying termination of employment within one year following a change in control. Our named executive officers are also entitled to severance payments upon qualifying terminations of employment pursuant to the terms of their Employment Agreements. Mr. Sharp’s previous Employment Agreement, which was superseded by his current Employment Agreement effective as of May 10, 2018, did not provide for severance payments or benefits.

Mr. Stein’s Employment Agreement provides that if he is terminated by us without “cause” or he resigns for “good reason” (each as defined in the Employment Agreement), then, subject to his execution and non-revocation of a general release of claims and his continued compliance with applicable restrictive covenants, he will become eligible for a lump-sum severance payment within 30 days after the date of such termination in an amount equal to the sum of (i) two times (or, if such termination occurs within twelve months after a change in control of the Company (as defined in the 2014 Plan), three times) the sum of (a) his then-current annual base salary plus (b) the average annual bonus earned by Mr. Stein during the three fiscal years preceding the year of termination (the “average bonus”), (ii) a prorated portion of his target annual bonus for the partial fiscal year in which the termination date occurs (the “stub year bonus”), and (iii) if the termination occurs after a fiscal year-end but before annual bonuses are paid or determined for such preceding fiscal year, an amount equal to such unpaid bonus (if any), if determined, or the target bonus if bonuses have not yet been determined (in either case, the “prior year bonus”), if any.

The Employment Agreements of the other named executive officers each provide that if the applicable named executive officer’s employment is terminated by us without “cause” or the named executive officer for “good reason” (each as defined in the respective Employment Agreement), then, subject to his execution and non-revocation of a general release of claims and his continued compliance with applicable restrictive covenants, he will be entitled to receive a lump-sum severance payment within 30 days after the date of such termination in an amount equal to the sum of (i) one times (or, if such termination occurs within twelve months after a change in control of the Company, two times) the sum of (a) his then-current annual base salary plus (b) his target annual bonus for the fiscal year in which the termination date occurs, (ii) the stub year bonus and (iii) the prior year bonus, if any.

In addition to the severance payments described above, each named executive officer will (subject to his execution and non-revocation of a general release of claims and his continued compliance with applicable restrictive covenants) be entitled to receive (i) Company-subsidized healthcare coverage for up to 18 months (for Mr. Stein) or 12 months (for the other named executive officers) following termination, (ii) outplacement services for 12 months following termination, and (iii) any long-term incentive awards subject to vesting based on continued employment or lapse of time will vest as follows: (a) for any such awards granted prior to 2017, full vesting of any such awards upon termination, and (b) for any such awards granted in 2017 or later, vesting of that number of time-based long-term incentive units that would have become vested during the 12-month period immediately following such termination (had the executive remained continuously employed through such period) unless such termination occurs within 12 months after a change in control of the Company (in which case such awards will vest in full). The vesting of any awards that are held by the named executive officers and subject to vesting based on the satisfaction of performance goals, including any performance-based long-term incentive units, will be governed by the terms of the applicable award agreement.

Each Employment Agreement further provides that upon a termination of employment due to the death or disability of the applicable named executive officer, he will become eligible

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  62

Back to Contents

for a lump-sum severance payment within 30 days after the date of such termination in an amount equal to the sum of (i) his then-current annual base salary, (ii) his target annual bonus for the year of termination, (iii) the stub year bonus and (iv) the prior year bonus, if any. In addition, all equity-based awards held by the named executive officer will be subject to the severance provisions described above (except with respect to Mr. Stein, whose current Employment Agreement provides that any performance-vesting awards will, following the completion of the performance period, vest with respect to the total number of shares or units (as applicable) subject thereto that satisfy the applicable performance conditions (without pro ration based on length of service)).

Mr. Stein’s current Employment Agreement (which became effective in July 2018) also provides that if Mr. Stein is terminated due to his “retirement” (as defined in his Employment Agreement), then, subject to his execution and non-revocation of a general release of claims and his continued compliance with applicable restrictive covenants, he will be entitled to receive (i) a lump-sum severance payment within 30 days after the date of such termination in an amount equal to the sum of (x) the stub year bonus (except calculated using the average annual bonus earned by Mr. Stein for the three Company fiscal years immediately preceding the fiscal year in which such retirement occurs) plus (y) the prior year bonus, if any, and (ii) Company-subsidized healthcare coverage for up to 36 months following termination. Mr. Stein’s Employment Agreement also provides that he will also enter into a consulting agreement with us pursuant to which he will provide us with support on matters that would normally involve our Chief Executive Officer or Board and litigation support and senior client relationship management services and, if he continues to provide services to us following his retirement (whether as a member of the Board of Directors or as a consultant), his long-term incentive awards will continue to vest during such service period.

Each Employment Agreement provides that, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the named executive officer than receiving the full amount of such payments.

The following table sets forth estimates of the payments that would be made to our named executive officers (except for Messrs. Peterson and Papes, who departed the Company in May 2018 and June 2018, respectively, and whose severance arrangements are described below) in the event that a qualifying termination of employment and/or a change in control occurs, assuming that the triggering event took place on December 31, 2018.

			Without Cause
	Without Cause or		or for Good
	for Good Reason		Reason	Occurrence
	(without Change	Death or	(with Change	of Change
Name	in Control)	Disability	in Control)	in Control	(1)	Retirement
A. William Stein, Chief Executive Officer(2)
Severance Payment	$7,118,288	$5,809,144	$9,927,433	$—		$3,954,577
Unvested Profits Interest Units(3)	29,088,305	42,656,866	42,656,866	38,100,362		32,478,691
Health Insurance	26,387	—	26,387	—		52,775
Andrew P. Power, Chief Financial Officer(2)
Severance Payment	1,800,000	1,800,000	3,000,000	—		—
Unvested Profits Interest Units(3)	9,309,742	11,208,383	14,866,922	12,463,793		—
Health Insurance	11,705	—	11,705	—		—
Erich J. Sanchack, EVP, Operations(2)
Severance Payment	1,725,000	1,725,000	2,300,000	—		—
Unvested Profits Interest Units(3)	1,045,768	1,975,790	3,447,532	2,207,503		—
Health Insurance	15,562	—	15,562	—		—
Christopher Sharp, Chief Technology Officer(2)
Severance Payment	1,200,000	1,200,000	2,000,000			—
Unvested Profits Interest Units(3)	1,785,666	3,302,938	4,100,364	2,040,646		—
Health Insurance	17,592		17,592			—
Joshua A. Mills, EVP, General Counsel & Secretary(2)
Severance Payment	1,125,000	1,125,000	2,250,000	—		—
Unvested Profits Interest Units(3)	3,985,419	4,559,723	5,604,104	4,838,755		—
Health Insurance	17,592	—	17,592	—		—
(1)	The amounts payable that are reflected in this column with respect to the acceleration of each named executive officer’s equity awards will only be paid once upon the occurrence of a change in control and not again in the event of a subsequent termination of employment.
(2)	Employment Agreements with named executive officers also provide for outplacement counseling services for a period of 12-months following a termination without cause or for good reason, which we estimate to be a cost of approximately $16,000 per executive officer.
(3)	Pursuant to the Employment Agreements or equity award agreements, as applicable, with each of our named executive officers, unvested time-based equity awards will vest upon a qualifying termination of employment within one year following a change in control and unvested performance-based equity awards will vest immediately with respect to the portion of such awards determined to have met the performance condition as of the date of the change of control.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  63

Back to Contents

In May 2018, we entered into the Separation Agreement with Mr. Peterson pursuant to which Mr. Peterson resigned as an employee and officer of the Company, effective as of May 31, 2018, and pursuant to which we engaged Mr. Peterson as a consultant until February 28, 2019. Mr. Peterson was not paid or provided any severance payments or severance benefits pursuant to the Separation Agreement.

In connection with Mr. Papes’ departure from the Company in June 2018, he became eligible to receive certain severance payments and benefits under his Employment Agreement consisting of: (i) a cash payment equal to $996,194 representing the sum of (a) his then-current annual base salary, (b) his target annual bonus for 2018 and (c) a prorated portion of his 2018 target annual bonus, (ii) continued health insurance coverage for up to twelve months following termination (valued at approximately $23,298) and (iii) Company-paid outplacement services for twelve months following termination (valued at approximately $16,500).

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of our median employee to the annual total compensation of Mr. Stein, our Chief Executive Officer. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.

For 2018, our last completed fiscal year:

•	the annual total compensation of the employee who represents our median compensated employee (excluding, from such determination, our Chief Executive Officer) was $132,150; and
•	the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table above, was $12,502,063.

Based on this information, for 2018, the annual total compensation of our Chief Executive Officer was approximately 95 times the annual total compensation of our median employee.

Determining the Median Employee

The Company’s acquisition of Ascenty closed on December 20, 2018 and, as a result, our employee population increased in 2018. However, as permitted by Item 402(u) of Regulation S-K, we have determined to omit Ascenty’s approximately 289 employees from our employee population in the determination of our pay ratio for 2018. After taking into account the foregoing, we do not believe that there has been a change in our employee population or employee compensation arrangements that would significantly affect last year’s pay ratio disclosure. Therefore, we used the same median employee in our 2018 pay ratio calculation as in our 2017 pay ratio calculation.

Our median employee's annual total compensation in 2018 was calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table included in this Proxy Statement.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  64

Back to Contents

2019 Compensation

In February 2019, the Compensation Committee approved the following components of 2019 compensation for our named executive officers:

2019 Bonus Levels

		Annual Bonus as a % of 2019 Salary
Name	2019 Salary	Threshold	Target	Maximum
A. William Stein	$1,000,000	100%	200%	400%
Andrew P. Power	600,000	62.5%	125%	250%
Erich J. Sanchack	445,000	50%	100%	200%
Christopher Sharp	400,000	50%	100%	200%
Joshua A. Mills	450,000	50%	100%	200%

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  65

Back to Contents

Director Compensation

We use a combination of cash and equity-based incentive compensation to attract and retain qualified non-employee directors to serve on our Board. In setting non-employee director compensation, we consider the significant amount of time that directors spend in fulfilling their duties to our Company as well as the skill level we require of members of our Board.

Cash Compensation

On November 12, 2018, the Board approved certain changes to our director compensation program, effective as of the same date, including an increase to the annual cash retainer for our non-employee directors. Board committee fees (which are shown in the second table below) did not change.

Annual Cash Retainers for Non-Employee Directors	Current	Previous
Board Member	$ 85,000	$ 75,000
Chairman of the Board(1)	$ 50,000	$ 50,000
Vice Chairman of the Board(1)(2)	$ 25,000	$ 25,000

(1)	In addition to the annual cash base retainer.

(2)	The position of Vice Chairman of the Board is currently vacant.

Annual Fee
Board Committee Fees	Chairperson	Member
Audit Committee	$ 30,000	$ 15,000
Compensation Committee	$ 30,000	$ 15,000
Nominating and Corporate Governance Committee	$ 25,000	$ 15,000

Director Election Program

On November 12, 2018, the Board adopted a program pursuant to which non-employee directors may elect to receive all or a portion of their cash retainers and director fees otherwise payable in cash in any combination of (i) cash or (ii) fully-vested profits interest units of Digital Realty Trust, L.P., having a value (based on the Company’s closing share price on the date of grant) equal to 100% of the cash retainer and director fee amounts subject to the election. Under this program, in February 2019, the following non-employee directors elected to receive fully-vested profits interest units in lieu of their 2019 cash retainers.

Director	Percent of Annual Fee	Profits Interest Units (#)
Laurence A. Chapman	100%	316
Michael A. Coke	100%	242
William G. LaPerch	100%	232
John T. Roberts, Jr.	100%	144
Dennis E. Singleton	100%	210

Equity Compensation

On November 12, 2018, in connection with the changes to our director compensation program, the Board increased the annual equity amount for non-employee directors from $145,000 to $165,000, effective as of the same date. The Company’s 2014 Plan currently provides for formulaic grants of long-term incentive units to non-employee directors as follows:

•	Pro Rata Grant. Each person who first becomes a non-employee director on a date other than the date of an annual meeting of stockholders will, on the date of such person first becoming a non-employee director, be granted a number of long-term incentive units equal to the product of (A) the quotient obtained by dividing (x) $165,000 by (y) the fair market value of a share of Common Stock

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  66

Back to Contents
on such date, multiplied by (B) the quotient obtained by dividing (x) 12 minus the number of months that have elapsed since the immediately preceding annual meeting of stockholders, by (y) 12. In addition to the foregoing pro-rata grant, if applicable, each person who first becomes the Chairman of the Board on a date other than the date of an annual meeting of stockholders will, on the date of such person first becoming the Chairman of the Board, be granted a number of long-term incentive units equal to the product of (A) the quotient obtained by dividing (x) $100,000 by (y) the fair market value of a share of Common Stock on such date, multiplied by (B) the quotient obtained by dividing (x) 12 minus the number of whole months that have elapsed since the immediately preceding annual meeting of stockholders, by (y) 12. The awards will vest in full on the earlier of (i) the first anniversary of the applicable date of grant, or (ii) the day before the date of the next annual meeting of stockholders following the date of grant, subject to the director’s continued service with the Company until the applicable vesting date.

•	Annual Grant. Each person who first becomes a non-employee director at an annual meeting of stockholders and each person who otherwise continues to be a non-employee director immediately following such annual meeting will, on the date of such annual meeting, be granted a number of long-term incentive units equal to the quotient obtained by dividing (x) $165,000 by (y) the fair market value of a share of Common Stock on the date of such annual meeting. In addition to the foregoing annual grant, each person who first becomes Chairman of the Board at an annual meeting of stockholders or such person who otherwise continues to be the Chairman of the Board immediately following such annual meeting as applicable will, on the date of such annual meeting, be granted a number of long-term incentive units equal to the quotient obtained by dividing (x) $100,000 by (y) the fair market value of a share of Common Stock on the date of such annual meeting. A director who is also an employee who subsequently incurs a termination of employment and remains on the Board will not receive a pro-rata grant, but, to the extent such director is otherwise eligible, will receive annual grants after such termination of his status as an employee. The awards will vest in full on the earlier of (i) the first anniversary of the applicable date of grant, or (ii) the day before the date of the next annual meeting of stockholders following the date of grant, subject to the director’s continued service with the Company until the applicable vesting date.

Each non-employee director may elect in advance to receive in lieu of his or her annual long-term incentive unit award an equivalent number of shares in the form of restricted stock, subject to the same vesting schedule as would have applied to the corresponding grant of long-term incentive units. If a non-employee director does not qualify as an “accredited investor” within the meaning of Regulation D of the Securities Act on the date of any grant of long-term incentive units to such director, then the director will not receive such grant of long-term incentive units, and in lieu thereof will automatically be granted an equivalent number of shares in the form of restricted stock, subject to the same vesting schedule as would have applied to the corresponding grant of long-term incentive units.

On November 27, 2018, in connection with the changes to our director compensation program, the Board approved an award of long-term incentive units valued at $10,000 for each of our non-employee directors, which represented a pro-rated portion of the increase to the value of the annual equity awards under our director compensation program (the “November Grants”). The November Grants will vest at the 2019 Annual Meeting, subject to the applicable director’s continued service with the Company until such date.

The table below summarizes the compensation we paid to our non-employee directors during the year ended December 31, 2018:

Name	Fees Earned or Paid in Cash ($)	(1)	Stock Awards ($)	(2)(3)	All Other Compensation ($)	Total ($)
Laurence A. Chapman	$140,000		$254,866		—	$394,866
Michael A. Coke(4)	128,736		154,926		—	283,622
Kevin J. Kennedy	105,000		154,926		—	259,926
William G. LaPerch	100,000		154,926		—	254,926
Afshin Mohebbi	105,000		154,926		—	259,926
Mark R. Patterson	105,000		154,926		—	259,926
Mary Hogan Preusse	99,643		154,926		—	254,569
John T. Roberts, Jr.(5)	90,000		154,926		—	244,926
Dennis E. Singleton	105,000		154,926		—	259,926
Robert H. Zerbst(6)	59,361		—		—	59,361

(1)	As of December 31, 2018, the members of the Audit Committee were Messrs. Mohebbi (Chair), Coke and Patterson, and Ms. Hogan Preusse; the members of the Compensation Committee were Messrs. Singleton (Chair), Kennedy, Patterson and Roberts; and the members of the Nominating and Corporate Governance Committee were Messrs. LaPerch (Chair), Chapman and Kennedy and Ms. Hogan Preusse.

(2)	The amounts in this column represent the full grant date fair value of long-term incentive units granted during 2018 in accordance with ASC Topic 718. For additional information on the valuation assumptions for 2018, refer to Note 14 to the Company’s and Operating Partnership’s consolidated financial statements for the fiscal year ended December 31, 2018, included in the Company’s and Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  67

Back to Contents
(3)	The aggregate number of vested long-term incentive units outstanding at December 31, 2018 for each of our non-employee directors is set forth in the table below:

Laurence A. Chapman	2,343
Michael A. Coke	2,187
Kevin J. Kennedy	9,702
William G. LaPerch	10,102
Afshin Mohebbi	3,734
Mark R. Patterson	3,816
Mary Hogan Preusse	2,664
John T. Roberts, Jr.	2,187
Dennis E. Singleton	27,672

(4)	Includes $38,736 in fees that Mr. Coke received for his service as the Board’s designee on the Company’s Investment Committee. The Investment Committee is not a committee of the Board; it is a management body that reviews Company investments.

(5)	Mr. Roberts has elected not to stand for re-election as a director at the 2019 Annual Meeting and his membership on the Board will expire immediately prior to the 2019 Annual Meeting.

(6)	Mr. Zerbst elected not to stand for re-election as a director at the 2018 Annual Meeting and his membership on the Board expired immediately prior to the 2018 Annual Meeting.

Stock Ownership Guidelines

The Company maintains Stock Ownership Guidelines for the Board and certain executive officers of the Company, as described below:

Executive officers and directors subject to the Stock Ownership Guidelines are required to meet the applicable ownership levels within five years after first becoming subject to the Stock Ownership Guidelines.

Anti-Hedging and Anti-Pledging Policy

Executive officers and members of the Board may not directly or indirectly engage in capital transactions intended to hedge or offset the market value of Company stock owned by them. Pledging the Company’s securities as collateral to secure loans is also prohibited, unless approved in advance in writing by the Company’s Securities Compliance Office. All of our executive officers and members of the Board are in compliance with this policy.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  68

Back to Contents

Compensation Risk Assessment

The Company believes that our compensation policies and practices appropriately balance near-term performance with sustainable long-term value creation, and that they do not encourage unnecessary or excessive risk taking. In November 2018 and February 2019, the Company’s management conducted an extensive review of the design and operation of our compensation program and its findings were presented to the Compensation Committee and the Board. The review included an assessment of the level of risk associated with the various elements of compensation. Based on this review and assessment, the Company believes that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Equity Compensation Plans

The following table provides information with respect to shares of our Common Stock that may be issued under our existing equity compensation plans.(1)

	(a)	(b)	(c)		(d)
	Number of shares of Common Stock to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares of Restricted Common Stock and Common Stock issuable upon redemption of outstanding long-term incentive units, Class C Units and Class D Units	(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) and (c))	(3)
Plan Category
Equity compensation plans approved by stockholders(4)	N/A	$ N/A	2,240,239		13,333,835
Equity compensation plans not approved by stockholders	N/A	N/A	N/A		N/A
(1)	Information as of December 31, 2018.
(2)	The number of unvested full-value awards is 772,958. Full-value awards are comprised of restricted stock and long-term incentive units.
(3)	Includes shares available for future grants of stock options, restricted stock and other stock-based awards and shares issuable upon redemption of long-term incentive units available to be granted under the 2014 Plan.
(4)	Consists of our 2014 Plan, our First Amended and Restated Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan, as amended, and Employee Stock Purchase Plan (ESPP). As of December 31, 2018, there were 6,271,475 shares available for issuance under the ESPP and 360,000 shares subject to purchase during the purchase period that included December 31, 2018. The number of shares available for issuance under the ESPP will automatically increase on the first day of each calendar year (ending with 2025) in an amount equal to the lesser of (i) one percent (1%) of the shares outstanding on the last day of the immediately preceding fiscal year, and (ii) such smaller number as determined by the Board.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  69

Back to Contents
ITEM 3.	Advisory Vote on the Compensation of Named Executive Officers (Say-on-Pay)

Background

We are asking stockholders to vote upon a resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers as reported in this Proxy Statement (a say-on-pay vote).

Following our 2017 Annual Meeting of Stockholders, at which the majority of the votes cast by our stockholders was in favor of holding a say-on-pay vote every year, the Board determined that we will hold a non-binding, advisory vote on the compensation of our named executive officers every year, unless the Board subsequently modifies its policy.

Summary

At our 2018 Annual Meeting of Stockholders, our stockholders overwhelmingly approved the compensation of our named executive officers, with 93.6% of the votes cast in favor of the say-on-pay proposal. We believe this affirms our stockholders’ support of our approach to executive compensation.

As described more fully in the Compensation Discussion and Analysis, or CD&A, section of this Proxy Statement, the compensation program for our named executive officers is designed to attract, retain and motivate experienced and talented executives who can help achieve the short-term and long-term performance goals of the Company designed to maximize stockholder value. The program seeks to align a significant portion of executive compensation with our performance on a short-term and long-term basis through a combination of annual base salaries, annual incentives through cash or, at the applicable executive officer’s election, equity-based bonuses and long-term incentives through equity-based compensation. The annual incentive payout for each named executive officer is based on financial, revenue, profitability and individual goals established by the Compensation Committee, and each named executive officer’s annual incentive bonus opportunity provides for threshold, target and maximum bonus amounts, expressed as a percentage of base salary. Long-term incentive awards include grants of long-term incentive units in our Operating Partnership intended to encourage actions to maximize stockholder value. We urge our stockholders to review the CD&A section of this Proxy Statement and compensation tables for more information.

We emphasize pay-for-performance. Our compensation philosophy is to pay for performance, support our business strategies, and offer competitive compensation arrangements. In the CD&A, we have provided stockholders with a description of our compensation programs, including the philosophy and strategy underpinning the programs, the individual elements of the programs, and how our programs are administered.

In the past few years, the Company has been focused on growing our operations organically and through strategic acquisitions, as well as through improved leasing, asset management and marketing activities, improving our balance sheet, strategically accessing the capital markets and focusing on our organizational development. More recently, the Company has focused on its product strategy, investing in strategic initiatives to complement its existing portfolio in order to attract a wider base of customers, and organizational structuring to support these new strategies and initiatives as well as the continued growth of the Company. Accomplishments in the year ended December 31, 2018 are described above in the CD&A under the heading “Pay for Performance.”

In 2018, we achieved the target level of our FFO goal with respect to our annual incentive program. Annual incentive bonuses earned by our named executive officers (excluding Messrs. Peterson and Papes) in 2018 ranged from 119% to 168% of their respective target bonuses (without taking into account the Equity Election Program in which Messrs. Stein, Sharp and Mills elected to participate).

In November 2018, we adopted the Equity Election Program under which eligible employees, including the Company’s named executive officers, may elect to receive all or any portion of their annual incentive bonuses for calendar years 2018 and later that are otherwise payable in cash in any combination of the following: (i) cash, (ii) fully-vested profits interest units or fully-vested shares of Company common stock, in either case, equal to 100% of the annual incentive bonus amount subject to the election, and (iii) unvested profits interest units or unvested restricted stock units covering shares of Company common stock, in either case, having a value equal to 125% of the annual incentive bonus amount subject to the election. The unvested profits interest units and unvested restricted stock units will vest with respect to 50% of the total profits interest units or restricted stock units (as applicable) subject to the award would vest on each

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  70

Back to Contents

of the first two anniversaries of the grant date, subject to the employee’s continued service through the applicable vesting date (except as otherwise provided in the applicable award agreement). For more details on the Equity Election Program, see “Description of Individual Elements of Compensation–Annual Incentive Compensation–Equity in Lieu of Annual Cash Bonuses”.

The long-term incentive awards granted to our named executive officers are subject to performance vesting based on total stockholder return relative to the MSCI US REIT Index, or RMS, over a three-year measurement period and are subject to further time vesting over a one-year period following the conclusion of the measurement period.

We believe that our compensation programs are strongly aligned with the long-term interests of our stockholders. We believe that equity awards serve to align the interests of our named executive officers with those of our stockholders by encouraging long-term performance. As such, equity awards are a key component of our executive compensation program, with long-term incentive awards ranging between 58% and 77% of our named executive officers’ compensation opportunity in 2018. The performance-based equity awards granted in 2018 generally time-vest over a one-year period following the end of the applicable three-year performance period.

We are committed to strong governance standards with respect to our compensation program, procedures and practices. Pursuant to our commitment to strong governance standards, the Compensation Committee is comprised solely of independent directors. The Compensation Committee retained FPL (until November 2018) and Semler Brossy (commencing in November 2018) as independent compensation consultants to provide it with advice and guidance on our executive compensation program design and to evaluate our executive compensation program. The Compensation Committee oversees and periodically assesses the risks associated with our compensation policies and practices company-wide to determine whether such policies and practices encourage unnecessary or excessive risk taking.

We provide competitive pay opportunities. The Compensation Committee consistently reviews our executive compensation program to ensure that it provides competitive pay opportunities. Our compensation programs consist of elements designed to complement each other and reward achievement of short-term and long-term objectives tied to our performance through association with an operating metric. We have chosen the selected metrics to align employee compensation, including compensation for the executive officers named in the Summary Compensation Table of this Proxy Statement, to our business strategy. Key 2018 actions and decisions are described above in the CD&A under the heading “Good Governance.”

Recommendation

The Board believes that the information provided above and within the CD&A section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

In accordance with Section 14A of the Exchange Act and the Board’s determination to hold a say-on-pay vote on an annual basis, and as a matter of good corporate governance, we are asking stockholders to approve, on a non-binding, advisory basis, the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion of this Proxy Statement, is hereby approved, on a non-binding, advisory basis, by the stockholders of the Company.”

This advisory resolution is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program. Unless the Board modifies its policy on the frequency of future say-on-pay votes following this year’s vote, the next say-on-pay vote will be held at the 2020 Annual Meeting of Stockholders.

The affirmative vote of a majority of the votes cast at the Annual Meeting for the adoption of this resolution is required to approve, on a non-binding, advisory basis, the compensation of the named executive officers disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Act and the Exchange Act.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  71

Back to Contents

Certain Relationships and Related Party Transactions

Our director William G. LaPerch is executive chairman of Hylan Datacom and Electrical Inc., which recently became a customer of ours. The monthly recurring charge of lease with Hylan is less than $3,000.

Review, Approval or Ratification of Transactions with Related Persons

Our Board or the appropriate committee of the Board reviews material transactions between us, the Operating Partnership and any of our directors or executive officers. Our Code of Business Conduct and Ethics and Corporate Governance Guidelines provide that each executive officer and director report conflicts of interest to the General Counsel or the Chairman of the Board, as applicable. Directors are also subject to the conflict provisions set forth in our Corporate Governance Guidelines. The Board or the appropriate committee of our Board will resolve all conflicts of interest involving officers or directors. The Board or the appropriate committee of the Board may waive provisions of our Code of Business Conduct and Ethics with respect to executive officers and directors. Any such waivers will be disclosed to our stockholders to the extent required by applicable laws and regulations. We intend to disclose on our website at www.digitalrealty.com any amendment to, or waiver of, any provision of our Code of Business Conduct and Ethics applicable to our directors and executive officers required to be disclosed under the rules of the SEC and NYSE.

Indemnification Agreements

We have entered into indemnification agreements with all of our named executive officers and other executive officers and with each of our directors that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements provide that, subject to certain exceptions, if a director or executive officer is a party or is threatened to be made a party to any proceeding, other than a proceeding by or in the right of our Company, by reason of such director’s or executive officer’s status as a director, officer or employee of our Company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  72

Back to Contents

Annual Report on Form 10-K

Stockholders may obtain without charge a copy of the Company’s and the Operating Partnership’s Annual Report on Form 10-K, including the financial statements and financial statement schedules, required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2018, by downloading the report from the Investors section of the Company’s website at www.digitalrealty.com, from the Company’s e-proxy website at http://www.proxyvote.com or by writing to Investor Relations, Digital Realty Trust, Inc., Four Embarcadero Center, Suite 3200, San Francisco, CA 94111.

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of such reports received by us, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2018, the Reporting Persons met all applicable Section 16(a) filing requirements, with the exception of the following: two amended Form 4 filings for each of Scott Peterson, Andy Power and Bill Stein covering one equity award each with respect to the Company and the Operating Partnership.

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at our 2019 Annual Meeting. To be eligible for inclusion in our 2019 Proxy Statement, your proposal must be received in writing not later than December 3, 2019 and must otherwise comply with Rule 14a-8 under the Exchange Act. While the Board will consider stockholder proposals, we reserve the right to omit from our Proxy Statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act.

Our Bylaws also provide a proxy access right permitting a group of up to 20 stockholders who have beneficially owned 3% or more of the Company’s Common Stock continuously for at least 3 years to submit director nominations via the Company’s proxy materials for up to 20% of the directors then serving.

In addition, our Bylaws contain an advance notice provision with respect to matters to be brought before an annual meeting, including director nominations, whether or not included in our Proxy Statement. If you would like to nominate a director or bring any other business before the stockholders at the 2020 Annual Meeting, you must comply with the procedures contained in our Bylaws, including notifying us in writing in a timely manner, and such business must otherwise be a proper matter for action by our stockholders.

To be timely under our Bylaws, the notice must be delivered to our Secretary at Four Embarcadero Center, Suite 3200, San Francisco, California 94111, the Company’s principal executive office:

•	not earlier than November 3, 2019, and

•	not later than 5:00 p.m., Pacific Time, on December 3, 2019.

In the event that the date of the 2020 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2019 Annual Meeting, notice by the stockholder to be timely must be delivered:

•	not earlier than the 150th day prior to the date of the meeting, and

•	not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to the date of the meeting, as originally convened, or the 10th day following the date of the first public announcement of the meeting.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  73

Back to Contents

If we have not received notice of a stockholder proposal or nomination within the time period specified above, the persons entitled to vote the proxies solicited by this proxy statement will have the ability to vote on such matters in their discretion pursuant to Rule 14a-4(c)(1) and Rule 14a-5(e)(2) under the Exchange Act.

Our Bylaws provide that nominations of individuals for election to the Board and the proposal of business to be considered by our stockholders may be made at an annual meeting pursuant to our notice of meeting, by or at the direction of the Board or by any stockholder of the Company who was a stockholder of record both at the time of giving of notice provided for in our Bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who complied with the notice, information and consent procedures set forth in our Bylaws. To nominate a director, the stockholder must provide the information required by our Bylaws in a timely manner as required in our Bylaws.

You may write to our Secretary at our principal executive office, Four Embarcadero Center, Suite 3200, San Francisco, CA 94111, to deliver the notices discussed above and for a copy of the Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your broker, direct your written request to Investor Relations, Digital Realty Trust, Inc., Four Embarcadero Center, Suite 3200, San Francisco, CA 94111, or contact Investor Relations by telephone at (415) 738-6500. Upon written or oral request to Investor Relations, Digital Realty Trust, Inc., Four Embarcadero Center, Suite 3200, San Francisco, CA 94111, or by telephone at (415) 738-6500 from a stockholder at a shared address to which a single copy of the proxy materials was delivered, we will promptly deliver a separate copy of the proxy materials to such requesting stockholder. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact their broker.

By Order of Our Board of Directors,

Joshua A. Mills

Secretary

April 1, 2019

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  74

Back to Contents

Appendix

Reconciliations of Non-GAAP Financial Measures

Funds From Operations: FFO represents net income (loss) (computed in accordance with U.S. GAAP), excluding gains (or losses) from real estate transactions, non-controlling interests share of gain on sale of property, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures.

Core FFO: Core FFO for the year ended December 31, 2018 excluded approximately $5.1 million of termination fees and other non-core revenues, $1.6 million in loss from early extinguishment of debt and included approximately $45.3 million of transaction and integration expenses, $3.3 million in severance, equity acceleration and legal expenses, and $4.3 million of other non-core expense adjustments.

Adjusted EBITDA is EBITDA excluding severance-related expense, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, other non-core expense adjustments, (net), non-controlling interests, and preferred stock dividends. EBITDA is earnings before interest, loss from early extinguishment of debt, income taxes, depreciation and amortization.

I  DIGITAL REALTY TRUST, INC.  I  2019 PROXY STATEMENT  I  75

Back to Contents

Back to Contents

DIGITAL REALTY
Data Center Solutions

John J. Stewart
Four Embarcadero Center
Suite 3200
San Francisco, CA 94111

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/12/2019 for shares held directly and by 11:59 P.M. ET on 05/08/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to authorize a proxy using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/12/2019 for shares held directly and by 11:59 P.M. ET on 05/08/2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1A Laurence A. Chapman	☐	☐	☐
1B Michael A. Coke	☐	☐	☐
1C Kevin J. Kennedy	☐	☐	☐
1D William G. LaPerch	☐	☐	☐
1E Afshin Mohebbi	☐	☐	☐
1F Mark R. Patterson	☐	☐	☐
1G Mary Hogan Preusse	☐	☐	☐
1H Dennis E. Singleton	☐	☐	☐
1I A. William Stein	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2. and 3.:

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, trustee, guardian, officers of a corporation or other entity or in another representative capacity, please give full title as such under signature. Joint owners should each sign personally. All holders must sign.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000413497_1 R1.0.1.18

Back to Contents

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

DIGITAL REALTY TRUST, INC.
Annual Meeting of Stockholders
May 13, 2019 9:30 AM CDT
This proxy is solicited by the Board of Directors

The undersigned, as record holder of the shares of common stock of Digital Realty Trust, Inc., a Maryland corporation, described on the reverse side, hereby appoints A. William Stein and Andrew P. Power, and each of them, as Proxies of the undersigned with the full power of substitution, to attend the 2019 Annual Meeting of Stockholders to be held on Monday, May 13, 2019, at 9:30 a.m., local time, at 1210 Integrity Drive, Richardson, TX 75081, and any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of 2019 Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" EACH OF PROPOSALS 2 AND 3 AS DESCRIBED IN THE PROXY STATEMENT. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000413497_2 R1.0.1.18